Exhibit 10.11

OFFICE LEASE

1. BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01 BASIC LEASE PROVISIONS

A.	BUILDING AND ADDRESS:

Venture III Building of the Venture Center

900 Main Campus Drive

Raleigh, North Carolina 27606

B.	LANDLORD AND LANDLORD’S NOTICE ADDRESS:

Venture Center LLC, a Delaware limited liability company

c/o Heitman Capital Management LLC

191 North Wacker Drive, Suite 2500

Chicago, Illinois 60606

Attention: Dwight P. Fawcett

With a copy to:

Moore & Van Allen, PLLC

100 North Tryon St., Suite 4700

Charlotte, NC 28202-4003

Attn: Evan Bass

C.	RENTAL PAYMENT ADDRESS:

Venture Center LLC

Lockbox #601977

P.O. Box 601977

Charlotte, NC 28262-1977

Wiring Instructions:

Bank: Wachovia Bank

ABA#: 053000219

Account#: 2000027351895

D.	DATE OF LEASE: January 22, 2013

E.	LEASE TERM: Twenty-five (25) months with respect to the Second Floor Space (hereinafter defined) and twenty-one (21) months with respect to the Third Floor Space (hereinafter defined). Tenant has two (2) options to extend the Initial Term (hereinafter defined) for a period of three (3) years each.

F.	COMMENCEMENT DATE OF LEASE TERM: February 1, 2015 with respect to the Second Floor Space and June 1, 2015 with respect to the Third Floor Space.

G.	EXPIRATION DATE OF LEASE TERM: February 28, 2017.

H.	MONTHLY BASE RENT: Monthly Base Rent shall be as follows:

Monthly Base Rent	Portion of Initial Term	Rate
$16,260.50	02/01/15 – 5/31/15	$25.50
$27,797.13	06/01/15 – 01/31/16	$25.50
$28,631.04	02/01/16 – 01/31/17	$26.27
$29,489.97	02/01/17 – 02/28/17	$27.05

I.	RENTABLE AREA OF THE PREMISES: Approximately 7,652 rentable square feet on the second floor of the Building (the “Second Floor Space”) and approximately 5,429 rentable square feet on the third floor of the Building (the “Third Floor Space”).

J.	SECURITY DEPOSIT: $27,797.13.

K.	FLOORS and SUITES: Floors 2 and 3, Suites 267 and 317.

L.	TENANT’S BROKER: Synergy Commercial Advisors, LLC

LANDLORD’S BROKER: Craig Davis Properties

M.	OPERATING COST BASE: To be determined pursuant to the provisions of Section 4.01F hereof.

N.	BASE YEAR: 2015.

O.	RENTABLE SQUARE FOOTAGE OF THE BUILDING: 119,812

P.	TENANT AND CURRENT NOTICE ADDRESS:

Bandwidth.com, Inc., a Delaware corporation

900 Main Campus Drive, Suite 500

Raleigh, NC 27606

Attention: Chief Executive Officer

With a copy to:

Bandwidth.com, Inc., a Delaware corporation

900 Main Campus Drive, Suite 500

Raleigh, NC 27606

Attention: General Counsel

Q.	LANDLORD’S PROPERTY MANAGER: Spectrum Properties Management Company (“Manager”)

IDENTIFICATION OF EXHIBITS:

The exhibits set forth below and attached to this Lease are incorporated herein by this reference:

EXHIBIT A	-	Floor Plan of Premises
EXHIBIT A-1	-	Legal Description of the Land on which the Building is Located
EXHIBIT B	-	Rules and Regulations
EXHIBIT C	-	Intentionally Omitted
EXHIBIT D	-	Cleaning Specifications
EXHIBIT E	-	List of Building Holidays

2. PREMISES AND LEASE TERM

2.01 LEASE OF PREMISES

Pursuant to this Office Lease (this “Lease”), Landlord leases to Tenant and Tenant leases from Landlord the premises (the “Premises”) depicted on Exhibit A attached hereto and incorporated herein by this reference. The Premises is contained in the office building (the “Building”) located at the address stated in Section 1.01A hereof, which Building is part of an office building complex known by the name given in Section 1.01A hereof. For purposes of this Lease, “Complex” shall collectively mean all land, buildings and improvements forming a part of the Venture Center, including but not limited to the Common Areas, Building, Venture I building, Venture II building, Venture IV building, Venture Place building and all associated land, improvements, infrastructure and parking structures. The Building is located on the real property described on Exhibit A-1 attached hereto and incorporated herein by this reference. The Premises is as shown on Exhibit A attached hereto and contains the Rentable Area as stated in Section 1.01I hereof.

2.02 LEASE TERM

A. The initial term of this Lease (the “Initial Term”) shall commence, with respect to the Second Floor Space, on February 1, 2015 and shall commence, with respect to the Third Floor Space, on June 1, 2015. The Initial Term for the entire Premises shall expire on February 28, 2017 (the “Expiration Date”). As used in this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period of the Lease Term (hereinafter defined), or any extension or renewal thereof, beginning on February 1, 2015 and each anniversary thereof. Landlord and Tenant stipulate and agree that Tenant is in possession of the Premises as of the date hereof under a sublease agreement.

B. Provided that (i) this Lease is still in full force and effect, (ii) Tenant is not then in default under this Lease, (iii) Tenant has not been delinquent with its rent payment two (2) or more time(s) during the Lease Term, and (iv) the named Tenant herein has not, after the date hereof, assigned its rights under the Lease or sublet any portion of the Premises, Tenant shall be entitled to extend the Initial Term for two (2) consecutive three (3) year periods (each an “Extension Term” and collectively with the Initial Term, the “Lease Term”) upon all the same terms and conditions as set forth herein, and Tenant shall not be entitled to any additional upfitting allowance (Tenant agreeing to continue to occupy the Premises in its “as is where is” condition). Tenant must give Landlord written notice (each an “Extension Notice”) of Tenant’s election to extend the Initial Term at least six (6) months prior to the expiration of the then current Initial Term or Extension Term, as applicable. If Tenant fails to timely exercise its first or second option to extend the Initial Term, any subsequent option(s) to extend the Initial Term shall automatically terminate and shall be null and void. Monthly Base Rent for each Extension Term shall be as specified in Section 3.02 below.

3. RENT

3.01 INITIAL TERM

Tenant agrees to pay to Landlord at the address provided in Section 1.01C, or at such other place designated by Landlord, without any prior notice or demand and without any deduction or setoff whatsoever, base rent at the initial monthly rate stated in Section 1.01H hereof (“Monthly Base Rent”). Monthly Base Rent is subject to adjustment pursuant to Section 4.02 hereof, and, as adjusted, is called “Adjusted Monthly Base Rent”. Monthly Base Rent and Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Lease Term. Rent shall be deemed paid when actually received by Landlord. Monthly Base Rent and, if applicable, Adjusted Monthly Base Rent shall be prorated for partial months within the Lease Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Adjusted Monthly Base Rent shall be considered “Additional Rent”, and Monthly Base Rent or Adjusted Monthly Base Rent, as applicable, and Additional Rent shall be collectively called “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. If Tenant shall fail to pay any monthly installment of Rent by the fifth (5th) day of the month when due, Tenant shall pay to Landlord a late fee equal to ten percent (10%) of the Rent then due and payable; provided, however, Landlord shall waive late fees due Landlord one (1) time in any twelve (12) month period if Tenant pays any Rent due within five (5) days immediately after oral or written notice from Landlord.

3.02 EXTENSION TERM

Monthly Base Rent for each Extension Term shall be equal to the prevailing Market Rate (hereinafter defined) for the Premises as of the date the extension option is exercised, provided that, notwithstanding anything else to the contrary contained herein, the Monthly Base Rent for each Extension Term shall not be less than one hundred percent (100%) of the Monthly Base Rent in effect at the end of the then expiring Initial Term or Extension Term, as applicable. The prevailing “Market Rate” shall be based upon space of comparable age, size and quality in comparable office buildings in the Centennial Campus of North Carolina State University which has been leased, on an arms-length basis, to tenants of similar financial standing during the immediately preceding six (6) months (or such longer period of time as is necessary to account for abnormal market conditions, as determined by Landlord), taking into account the same leasehold improvement allowances, leasing commissions, free rent and other concessions as would be applicable to the Extension Term, if any. Within twenty (20) business days following Landlord’s receipt of the Extension Notice, Landlord shall provide Tenant with written notice of its determination of the prevailing Market Rate for the applicable Extension Term (the “Prevailing Market Rate Notice”). If Landlord and Tenant do not agree in writing on the prevailing Market Rate within the longer of (i) twenty (20) days following Tenant’s receipt of the Prevailing Market Rate Notice or (ii) such period of time as Landlord and Tenant are actively negotiating in good faith the Market Rate, the Extension Notice shall automatically be deemed rescinded and of no further force and effect, and thereafter this Lease shall expire as if Tenant had never exercised its extension option.

4. ADJUSTMENTS TO MONTHLY BASE RENT

4.01 DEFINITIONS

For the purposes of this Article 4, the following words and phrases shall have the following meanings:

A. “Taxes” shall mean all federal, state and local governmental taxes, assessments and charges (including transit or district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the improvements and land comprising the Complex, or of the personal property, fixtures, machinery, equipment systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year, including the Base Year, shall be reduced by the net amount of any tax refund received by Landlord with regards to such year. If a special assessment payable in installments is levied against the Complex, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

B. “Adjustment Year” shall mean each calendar or partial calendar year during the Lease Term.

C. “Base Year” shall mean the year stated in Section 1.01N hereof.

D. “Operating Cost Adjustment,” shall mean the dollar increase, if any, of the actual Operating Costs over the Operating Cost Base paid or incurred by Landlord in the applicable calendar year; provided, however, any Operating Cost Adjustment attributable to an increase in controllable expenses will not exceed eight percent (8%) annually, computed on a cumulative and compounding basis. Controllable expenses shall not include those portions of Landlord’s Operating Costs which are not reasonably within Landlord’s control, including without limitation utilities, taxes, insurance, and snow removal.

E. “Operating Costs” shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and operation of the Complex, including but not limited to, the following:

(i) Wages, salaries (below the level of officers or executives) and related expenses (including, without limitation, benefits) of all on-site and off-site personnel engaged in the operation, maintenance and access control of the Complex, and all costs of a property management office in the Complex (including, without limitation, rent costs).

(ii) Cost of all supplies, tools, equipment and materials, whether purchased or leased, used in the operation and maintenance of the Complex.

(iii) Cost of utilities for the Complex, including but not limited to, water, steam, sewer, gas and electricity, and power for heating, lighting, air conditioning and ventilating the Complex, but excluding suite electricity for all premises in the Complex paid for separately by the occupant thereof.

(iv) Cost of all maintenance and service agreements for the Complex and the equipment therein, including but not limited to, access control service, window cleaning, janitorial service, landscape maintenance, and elevator maintenance.

(v) Legal and accounting costs of Landlord, including a reasonable allocation of off-site costs, together with the costs of annual audits of the Complex operating costs by certified public accountants.

(vi) Cost of all insurance, including but not limited to, fire, casualty, liability and rental abatement insurance applicable to the Complex and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith.

(vii) Cost of repairs, replacements and general maintenance (excluding repairs, replacements and general maintenance paid for with proceeds of insurance or condemnation).

(viii) Any and all common area maintenance costs related to public areas, including sidewalks and landscaping on the Complex.

(ix) Amortization of the cost, together with reasonable financing charges, of furnishing and installing capital investment items which (a) are primarily for the purpose of (i) reducing Operating Costs, or (ii) promoting safety, or (b) may be required by any governmental authority. All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles (in no event to extend beyond the remaining useful life of the Complex).

(x) Costs of licenses, permits and inspection fees related to the Complex.

(xi) A management fee equal to four percent (4%) of the sum of all rents and charges payable by tenants of the Complex pursuant to their respective leases.

(xii) All fixed and additional rents or charges payable with respect to the Ground Lease (hereinafter defined); for informational purposes only, and not as a limitation, covenant or warranty, the base rent payable under the Ground Lease as of the date hereof increases in January of 2014 and every five (5) years thereafter.

Operating Costs shall not include the following:

(i) intentionally omitted;

(ii) capital expenditures required by Landlord’s failure to comply with laws enacted on or before the date the Building’s temporary certificate of occupancy or the equivalent is validly issued; provided, however, the capital expenditures incurred by Landlord and required by laws enacted after the date the Building’s temporary certificate of occupancy or the equivalent is validly issued shall be amortized over the useful life of such capital expenditures, such amortization amount to be considered an Operating Cost;

(iii) costs incurred by Landlord for the repair of damage to the Complex, to the extent the Landlord is reimbursed by insurance proceeds (or would have been reimbursed by insurance if Landlord carried the insurance required by this Lease);

(iv) any costs associated with leasing, marketing or promoting space in the Complex. Such costs should include tenant improvements, advertising, lease commissions, legal fees to negotiate the lease, space planning, marketing material, signs in or on the Complex identifying the owner of the Building and/or Complex or other tenants’ signs individually (except any monument or other signs that identify multiple tenants, including Tenant);

(v) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building and/or the Complex or the property on which the Building and/or the Complex stands, including any interest or penalties incurred as a result of Landlord’s failure to pay any costs as the same become due;

(vi) Landlord’s general corporate overhead and general and administrative expenses, other than charges for property management and in-house labor provided for maintenance of the Building and/or the Complex;

(vii) electric power costs for which any tenant directly contracts with the local public service company;

(viii) costs incurred in connection with upgrading the Building and/or the Complex to comply with handicap, life, fire and safety codes in effect prior to the date the final certificate of occupancy for the Building is issued;

(ix) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(x) costs arising from Landlord’s charitable or political contributions;

(xi) costs arising from earthquake insurance to the extent coverage exceed the coverage carried by landlord of other buildings comparable to the Building and/or the Complex;

(xii) federal and state income and franchise taxes of Landlord or any other such taxes not in the nature of real estate taxes, except taxes on rent which shall be paid directly by Tenant or included in Operating Costs;

(xiii) costs of selling, financing, syndicating or hypothecating the interest of Landlord in the Building and/or the Complex;

(xiv) legal and other costs associated with the mortgaging, refinancing or sale of the Building and/or the Complex or any interest therein;

(xv) any costs and expenses related to or incurred in connection with disputes with tenants of the Building and/or the Complex or any lender for the Building and/or the Complex;

(xvi) any bad debt loss, rent loss, or reserves for bad debts or rent loss, or any other reserve for anticipated future expenses;

(xvii) salaries, wages or other compensation paid to officers or executives of Landlord above the level of property manager in their respective capacities;

(xviii) any item of cost which is includable in Landlord’s Operating Costs, but which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, to the extent the same is in excess of the fair market value of such item or service;

(xix) rentals for items (except when needed in connection with normal repairs and maintenance) which if purchased, rather than rented, would constitute a capital expense that is excluded from Operating Costs (excluding, however, equipment not affixed to the Building and/or the Complex which is used in providing janitorial or similar services); costs, including permit, license and inspection costs, incurred with respect to the installation of tenants or other occupants’ improvements in the Building and/or the Complex or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building and/or the Complex;

(xx) the cost of any electric power used by an tenant in the Building and/or the Complex for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building and/or the Complex contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building and/or the Complex shall be “grossed up” to reflect what those costs would have been had each tenant in the Building and/or the Complex used the Building-standard amount of electric power;

(xxi) costs arising from the negligence or intentional misconduct of other tenants or Landlord or its agents, or any vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or its agents, including, without limitation, the selection of building materials, provided Landlord shall have the right to include insurance deductibles in Operating Costs;

(xxii) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the items shall be amortized over its reasonably anticipated useful life according to generally accepted accounting practices;

(xxiii) expenses in connection with services or other benefits which are not offered to Tenant for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building and/or the Complex free of charge;

(xxiv) costs incurred by Landlord due to the violation by Landlord or any tenant other than Tenant of the terms and conditions of any lease of space in the Building and/or the Complex, provided Landlord shall have the right to include insurance deductibles in Operating Costs;

(xxv) costs incurred in connection with upgrading the Building and/or the Complex to comply with disability, life, fire and safety codes, ordinances, statutes or other laws in effect prior to the commencement of the Initial Term, based on the standards, requirements and interpretations thereof in effect on the commencement of the Initial Term, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance for which Landlord is liable and responsible under the Lease;

(xxvi) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Complex, including, without limitation, hazardous substances in the ground water or soil, for which Landlord is liable and responsible under this Lease; and

(xxvii) costs for sculpture, paintings or other objects of art.

F. “Operating Cost Base” shall mean the actual Operating Costs paid or incurred by Landlord in the Base Year, a statement of which Operating Cost Base shall be delivered by Landlord to Tenant within a reasonable time after the end of the Base Year. The Operating Cost Base when and as determined by Landlord shall be used to determine the Operating Cost Adjustment for calendar years following the Base Year.

G. “Tenant’s Percentage Share” shall mean that percentage found by dividing the Rentable Area of the Premises by the Rentable Area of office space in the Complex.

H. “Base Year Taxes” shall mean the Taxes for the Base Year.

I. “Tax Adjustment” the dollar increase, if any, of the actual Taxes paid or incurred by Landlord in the applicable calendar year over the Base Year Taxes.

4.02 ADJUSTMENTS TO MONTHLY BASE RENT

A. Tenant shall pay to Landlord, as additional rental, Tenant’s Percentage Share of (i) the Operating Cost Adjustment, and (ii) the Tax Adjustment, in the respective calendar year (after the Base Year) in the manner and at the times herein provided.

B. Prior to the commencement of each calendar year subsequent to the Base Year, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Percentage Share of the Operating Cost Adjustment and Tax Adjustment for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times it appears to Landlord that Tenant’s Percentage Share of the Operating Cost Adjustment and/or the Tax Adjustment for the then current calendar year will vary from

Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based on such revised estimate. The amounts payable by Tenant pursuant to this Section 4.02 (the Operating Cost Adjustment and Tax Adjustment), together with the Monthly Base Rent is herein referred to as the Adjusted Monthly Base Rent. Notwithstanding any provision hereof to the contrary, in no event shall the Operating Cost Adjustment or Tax Adjustment be less than zero.

C. Landlord, within one hundred twenty (120) days following the end of each calendar year (or portion thereof) during the term of this Lease, shall determine the actual Operating Cost Adjustment and Tax Adjustment during such calendar year. If Tenant shall have underpaid Landlord, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of an invoice therefor, accompanied by a copy of a statement of the Operating Cost Adjustment and Tax Adjustment for the calendar year. If Tenant shall have overpaid Landlord, Landlord shall, within thirty (30) days of sending the annual statement, credit the difference against the Monthly Base Rent next coming due. The provisions of this Section 4.02.C shall survive the expiration or earlier termination of this Lease.

4.03 PARTIAL OCCUPANCY

For purposes of determining adjustments to installments of Adjusted Monthly Base Rent for any Adjustment Year, inclusive of the Operating Cost Base, in which the occupancy of the net rentable area of the Complex averages less than ninety-five percent (95%), the amount of those Operating Costs for such Adjustment Year that are variable by occupancy shall be increased to the amount that would have been payable had there been ninety-five percent (95%) occupancy in the Complex during such Adjustment Year. Notwithstanding the foregoing, in no event shall the adjustments in Operating Expenses as hereinabove described result in a profit to Landlord.

4.04 NO DECREASES IN MONTHLY BASE RENT

Notwithstanding anything to the contrary contained in this Lease, Monthly Base Rent shall not be adjusted or decreased below the amount set forth in Section 1.01H of this Lease.

4.05 AUDIT

Tenant shall have the right to audit Operating Costs and Taxes provided such audit is conducted pursuant to the following terms and conditions: (a) Tenant shall not conduct an audit if Tenant is in default of its obligations under this Lease beyond the expiration of any applicable notice and cure period; (b) Tenant shall not conduct an audit unless the Operating Cost Adjustment or Tax Adjustment has increased by more than five percent (5%) over the previous year; (c) such audit must be conducted by Tenant’s employees or a reputable accounting firm that is not being compensated by Tenant, Tenant’s guarantors (if any), its officers, directors, shareholders, partners or agents on a contingency fee basis; (d) such audit must be commenced within one (1) year after Landlord submits to Tenant the end-of-year statement described in Section 4.02(c) above and once commenced, such audit shall be completed in a diligent and expeditious manner; (e) Tenant shall supply Landlord with a copy of the result of the audit within fifteen (15) days after Tenant’s receipt of the same; (f) no audit shall be conducted if Tenant has previously conducted an audit for the same period of time; (g) such audit shall be conducted during normal business hours, at a mutually agreed upon time, at Landlord’s business address or at such other location within the continental U.S. as Landlord normally keeps its books and records of Operating Costs and Taxes; (h) such audit shall be at Tenant’s sole cost and expense and any costs or expenses incurred by Landlord in providing Tenant with the information required to perform such audit, including, but not limited to, copying costs and delivery fees, shall be paid by Tenant to Landlord within thirty (30) days after demand; provided, however, that Landlord shall reimburse Tenant for its actual and reasonable out-of-pocket costs of conducting such audit if it is determined pursuant to such audit that Landlord has overstated the actual amount of the Operating Cost Adjustment or Tax Adjustment and/or Tenant’s Percentage Share for the applicable year by in excess of five percent (5%); (i) any information obtained by Tenant as a result of such audit shall be held in strict confidence by Tenant and shall not be disseminated further except to Tenant’s accountants, attorneys and lenders, or in connection with the enforcement by Tenant of its rights under this Lease or as otherwise required by law; (j) no subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which assignee was not in possession of the Premises; and (k) if it is determined pursuant to such audit that there has been an overpayment or underpayment of the Operating Cost Adjustment or Tax Adjustment, the parties shall promptly make such reconciliation payments and/or refunds as are appropriate. Further, notwithstanding the fact that Tenant has elected to conduct such audit, Tenant shall not have the right to withhold or offset any part of Tenant’s Percentage Share of the Operating Cost Adjustment or Tax Adjustment, which Tenant shall pay to Landlord as and when due and payable in accordance with the terms of this Lease.

5. SERVICES

5.01 LANDLORD’S GENERAL SERVICES

A. Subject to reimbursement in accordance with Article 4 hereof, Landlord shall provide the following services:

(1) Central heat and air conditioning (“HVAC”) in season, subject to curtailment as required by legal requirements. Landlord shall furnish such service to Tenant between the hours of 8:00 A.M. and 6:00 P.M, Monday through Friday, and between the hours of 9:00 A.M. and 12:00 P.M. on Saturday, excluding the holidays listed on Exhibit E attached hereto and incorporated herein by reference (“Building Operating Hours”). Upon written request of Tenant made in accordance with the provisions of Section 5.02 below, Landlord will furnish air conditioning, ventilation and heating at times other than Building Operating Hours, in which event Tenant shall pay Landlord the costs incurred by Landlord to provide such services subject to Section 5.02 below;

(2) City water from the regular Building fixtures for drinking, lavatory and toilet purposes only;

(3) Customary cleaning and janitorial services in the Premises Monday through Friday, excluding the holidays listed on Exhibit E attached hereto, as provided in Exhibit D attached hereto;

(4) Customary cleaning, mowing, groundskeeping, snow removal and trash removal in the Common Areas;

(5) Washing of windows in the Premises, inside and outside at reasonable intervals;

(6) Adequate passenger elevator service in common with other tenants of the Building; freight elevator service during Building Operating Hours, subject to scheduling by Landlord; and

(7) Electricity for normal business usage (as described in Section 5.05 hereof) during the Building Operating Hours. Additional capacity or usage shall be provided at the option of Landlord (reasonably exercised) and at the sole cost of Tenant.

B. To the extent the services described in Section 5.01.A require electricity, water, gas, steam or other utility services supplied by public utilities, Landlord’s covenants hereunder shall impose on Landlord only the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Except as otherwise provided below, Landlord shall not be responsible for, and shall have no liability with respect to, the quality or condition of any services provided by such public utilities.

5.02 ADDITIONAL AND AFTER-HOURS SERVICES

Landlord shall not be obligated to furnish any services or utilities, other than those stated in Section 5.01 above. Tenant shall provide Landlord with twenty-four (24) hours prior written notice of its request for additional or after-hours electricity and HVAC. If Landlord furnishes electricity and HVAC requested by Tenant at times other than the Building Operating Hours, Tenant shall pay to Landlord as Additional Rent the then current charge for such electrical service within thirty (30) days after billing. If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such after-hours services. No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant’s use or occupancy of the Premises. The charge for after-hours electricity and HVAC as of the date of this Lease is Thirty-Five and No/100 Dollars ($35.00) per hour (including any partial hour), per HVAC unit, subject to reasonable increases attributable to energy costs from time to time by Landlord.CHAR2\1457482v7

5.03 DELAYS IN FURNISHING SERVICES

Failure by Landlord to any extent to furnish any services to Tenant, the Premises or the Complex, or any cessation (including any partial curtailment) thereof, shall not render Landlord liable in any respect for damages to person, property or otherwise, nor to be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly. Notwithstanding anything contained herein to the contrary, in the event of an interruption of any of the foregoing services which results directly from the gross negligence or willful misconduct of Landlord and renders the Premises untenantable for five (5) consecutive business days, provided such loss is not otherwise covered by any insurance maintained, or required hereunder to be maintained, by Tenant, then from and after the expiration of said five (5) business day period, Tenant shall have no obligation to pay any Rent hereunder until the earlier of: (i) the date such services are restored to the Premises or (ii) the date of Tenant’s occupancy of the Premises.

5.04 TELEPHONE AND INTERNET

Tenant shall make arrangements directly with a telephone company and internet service provider for telephone and internet service in the Premises desired by Tenant. Tenant shall pay for all telephone and internet service used or consumed in the Premises, including the cost of installation, maintenance and replacement of any items.

5.05 ELECTRICITY USE

A. Landlord shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures and appliances used in or for the benefit of the Premises, in accordance with the provisions of this Lease. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as desk-top computers, copiers and fax machines, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond the Building Operating Hours. In the event of any such connection, Tenant agrees to an increase in the Base Rent by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and Tenant shall pay to Landlord as Additional Rent the cost of the service.

B. Tenant’s use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises. Unless Landlord shall object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord’s demand. In the event of any such connection, Tenant agrees to pay as Additional Rent the amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost of said consultant to the Landlord will be included in Operating Costs.

C. Whenever the Base Rent is increased or decreased pursuant to any of the foregoing paragraphs of this Section, the parties agree, upon request of either, to execute and deliver each to the other an amendment to this Lease confirming such increase or decrease.

5.06 EFFECTS OF TENANT’S EQUIPMENT

If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery or equipment which Landlord reasonably deems necessary to restore temperature balance, including, but not limited to, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord within thirty (30) days after the date of Landlord’s invoice.

6. USE AND ENJOYMENT

6.01 USE OF PREMISES

Tenant shall occupy and use the Premises for operating general office and administrative functions only. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which: (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the Board of Fire Underwriters); (2) may be dangerous to persons or property; (3) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or the Complex, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand and such payment shall not authorize such use; (4) may create a nuisance, disturb any other tenant of the Building or the Complex or the occupants of neighboring property or injure the reputation of the Building or the Complex; or (5) violates the Rules and Regulations of the Building or any restrictions of record.

6.02 QUIET ENJOYMENT

So long as there is no Event of Default by Tenant under this Lease and provided that Tenant pays the rental and other sums herein recited and performs all of Tenant’s covenants and agreements herein contained, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

6.03 COMMON AREAS

A. For purposes of this Lease “Common Areas” shall mean all areas, improvements, space, equipment and special services in or at the Complex provided by Landlord for the common or joint use and benefit of tenants, customers and other invitees, including, without limitation, the garage, access roads, driveways, entrances and exits, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian walk-ways, atriums, walls, courtyards, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the Complex, maintenance and utility rooms and closets, hallways, lobbies, elevators and their housing and rooms, common window areas, walls and ceilings in Common Areas, and trash and rubbish areas.

B. Provided there is no uncured default by Tenant under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, the Common Areas as may be designated from time to time by Landlord, subject however to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord. If the size or configuration of the Common Areas is diminished or altered, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Adjusted Monthly Base Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

C. Notwithstanding anything contained in this Lease, Tenant shall not utilize more than 3.5 parking spaces in the Common Areas per 1,000 square feet of Rentable Square Feet in the Premises. In the event Tenant desires additional parking in the Common Areas, additional spaces (subject to availability) may be provided by Landlord at a cost of $50.00 per space, per month, subject to increase by Landlord from time to time; provided, however, that Landlord has no obligation to provide additional parking spaces to Tenant and Landlord may revoke additional parking spaces previously granted to Tenant at anytime, in Landlord’s sole discretion.

7. CONDITION OF PREMISES

Tenant shall be conclusively presumed to have accepted the Premises in the condition existing on the Commencement Date, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building, the Common Areas or the Complex, and no representation regarding the condition of the Premises, the Building, the Common Areas or the Complex has been made by or on behalf of Landlord to Tenant, except as stated in this Lease.

8. ASSIGNMENT AND SUBLETTING

8.01 ASSIGNMENT AND SUBLETTING

A. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not sublease the Premises, or assign, mortgage, pledge, encumber, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. In no case shall Tenant be allowed to: (i) assign its interest in this Lease nor sublet the Premises to (a) a governmental body, agency or bureau; any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations; employment agencies; radio, television or other communication stations;

restaurants; and retailers offering retail services from the Premises, or (b) a third party which does not maintain a use and density of the Premises reasonably comparable to Tenant; (ii) allow any lien to be placed upon Tenant’s interest hereunder; (iii) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, its guests and/or invitees; (iv) sublease the Premises for less than sixty-seven percent (67%) of the Rent that Tenant is obligated to pay under this Lease, or (v) sublease the Premises or assign the Lease to any existing tenant of the Complex. If Tenant intends to assign its interest in this Lease or enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord, together with a copy of the proposed assignment or sublease, at least thirty (30) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved sublease shall be expressly subject to the terms and conditions of this Lease, and Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment fifty percent (50%) of any excess rent and other consideration due from the subtenant for such month, less the expenses, including marketing and advertising, leasing commissions, architectural fees, tenant improvements and vacancy period, reasonably related to the sublease or assignment, over that portion of the Adjusted Monthly Base Rent due under this Lease for said month which is allocable on a square footage basis to the space sublet. In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any Extension Term of this Lease.

B. Any request by Tenant for Landlord’s consent to a specific assignment or sublease shall include (i) the name of the proposed assignee, sublessee or occupant, (ii) the nature of the proposed assignee’s, sublessee’s or occupant’s business to be carried on in the Premises, (iii) a copy of the proposed assignment or sublease, (iv) such financial information (in the event of an assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business, and (v) an amount equal to One Thousand and No/100 Dollars ($1,000.00), which amount shall be applied towards Landlord’s costs incurred in obtaining advice and preparing documentation for such assignment or sublease. Further, Tenant shall, on demand of Landlord, reimburse Landlord for all Landlord’s reasonable costs, including reasonable attorneys’ fees, incurred by Landlord in obtaining advice and preparing documentation for each requested assignment or sublease.

C. No consent by Landlord to any assignment or sublease by Tenant, and no specification in this Lease of a right of Tenant to make any assignment or sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (i) the assignment or sublease or (ii) any extension of the Lease Term (pursuant to exercise of any option granted in this Lease). The consent by Landlord to any assignment or sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord’s express written consent to any other assignment or sublease.

D. Notwithstanding anything contained in this Lease, no proposed assignment or sublease shall provide for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Premises based, in whole or in part, on the income or profits derived by any person from the Premises so leased, used, occupied or utilized. No proposed assignment of an interest in this Lease or a sublease of the Premises shall, in the sole opinion of Landlord, (a) cause a violation of the Employee Retirement Income Security Act of 1974 or the regulations promulgated thereunder, as amended from time to time, by such proposed assignee or subtenant, by Landlord, or any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord, (b) result in Landlord, or any person which, directly or indirectly, controls Landlord, receiving “unrelated business taxable income” as defined in the Internal Revenue Code, as amended, or (c) be permitted to any person or entity that is in violation of the Order (hereinafter defined). Furthermore, no assignment or sublease shall be valid until the assignee has executed and delivered an assumption of all of Tenant’s obligations hereunder.

E. Notwithstanding any contrary provision of this Section except for subsection G below, Landlord’s consent shall not be necessary for any assignment or subletting to any person or entity (i) which controls, is controlled by, or is under common control with, Tenant; or (ii) that succeeds to the interest in Tenant’s stock or assets (by merger or otherwise), provided such assignee has a tangible net worth immediately following such assignment, equal to or greater than that of Tenant as of the Commencement Date, as determined by Landlord in its reasonable discretion. In the event of an assignment or subletting pursuant to this Section 8.01E, (a) Tenant shall have notified Landlord in writing sixty (60) days prior to such assignment or subletting of its intent to effect the same, (b) at the time of assignment or subletting, no Event of Default by Tenant shall have occurred and be continuing, and (c) the proposed assignee or subtenant shall deliver to Landlord a written agreement whereby it expressly assumes all of the Tenant’s obligations under this Lease.

F. If, with the consent of Landlord, the Premises or any part thereof is sublet or occupied by any person or entity other than Tenant or this Lease is assigned, Landlord, during the continuance of an Event of Default hereunder on the part of Tenant, if any, may collect rent from the subtenant, assignee or occupant, and apply the net amount collected to rent due by Tenant to Landlord under this Lease and any other sums herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver of any of Tenant’s covenants contained in this Lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iii) a waiver of any of Landlord’s other rights hereunder.

G. Because of obligations imposed upon Landlord under the Ground Lease (as defined in Section 24.01 hereof), Tenant acknowledges and accepts that as a condition of any sublease or assignment, the business of such subtenant or assignee must at all times and in some way be connected or associated with North Carolina State University (the “University”) such that said subtenant or assignee would be qualified to lease space directly from the University in accordance with the University’s policies for leasing to tenants on Centennial Campus (a “Permitted Tenant”). In the event of a dispute concerning the qualifications of a subtenant or assignee, the question will be presented to the University’s Vice Chancellor for Research, Outreach, Extension and Economic Development for a decision. Should the subtenant or assignee be dissatisfied with the decision of the Vice Chancellor, the subtenant or assignee shall have the right to submit the question to the Chancellor of the University, whose decision shall be final. Notwithstanding the foregoing, the University has agreed that: (a) it will not deny Permitted Tenant status to any applicant for reasons other than failure to meet the criteria generally applicable to other prospective tenants within Centennial Campus; and (b) any applicant for Permitted Tenant status which, at the time of such application, is already a tenant in good standing in Centennial Campus shall be granted Permitted Tenant status automatically.

8.02 RECAPTURE

Except in the event of an assignment or subletting in accordance with the terms of Section 8.01E above, if Tenant desires to enter into any sublease or assignment of the Premises, Landlord shall have the option to exclude from the Premises covered by this Lease, the space proposed to be sublet by Tenant or the entire Premises in the case of a proposed assignment by Tenant, effective as of the proposed commencement date of the sublease or assignment. Landlord may exercise said option by giving Tenant written notice within thirty (30) days after receipt by Landlord of Tenant’s notice of the proposed sublease or assignment. If Landlord exercises said option, Tenant shall surrender possession of the proposed sublease space, or the Premises in the case of a proposed assignment, to Landlord on the effective date of exclusion of said space from the Premises covered by this Lease or the effective date of the assignment, as applicable, and neither party hereto shall have any future rights or liabilities with respect to said space under this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph, (i) the Monthly Base Rent shall be reduced in the same proportion as the number of square feet of Rentable Area contained in the portion of the Premises so excluded bears to the number of square feet of Rentable Area contained in the Premises immediately prior to such exclusion, and (ii) the Rentable Area of the Premises specified in Section 1.01I hereof shall be decreased by the number of square feet of Rentable Area contained in the portion of the Premises so excluded, for all purposes under this Lease.

9. MAINTENANCE

9.01 LANDLORD’S MAINTENANCE

Landlord shall maintain the Building in a manner which is comparable with other comparable buildings in the Raleigh/Durham market, and in substantial compliance with applicable laws, regulations, ordinances and codes; however, any non-compliance shall not materially impair Tenant’s use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant’s Invitees. Landlord’s repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant’s use and operation of its business within the Premises and the relation thereof to the enjoyment of same, such period not to exceed 60 days after receiving written notice from Tenant of the need for repairs or such longer period of time as is reasonably necessary under the circumstances so long as Landlord is diligently pursuing the completion of same. Subject to reimbursement in accordance with the terms of Article 4 hereof, Landlord, at its expense, shall maintain and make necessary repairs to, and keep in good order, condition and repair, the Premises, the Building and the Common Areas, and, subject to Section 15.04 of this Lease, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building and the Common Areas, except that:

A. Landlord shall not be responsible for the maintenance, repair or replacement of any such systems which are located within the Premises and are supplemental or special to the Building’s standard systems, or floor or wall coverings in the Premises, or any other leasehold improvements installed by Tenant;

B. The cost of performing any of said maintenance or repairs caused by Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant, except to the extent waived pursuant to Section 11.03 hereof; provided, however, Landlord, at its option, may make such repairs or replacements, and Tenant shall repay Landlord on demand the actual cost thereof (including a reasonable charge for Landlord’s overhead) of such costs for administrative cost recovery); and

C. Landlord shall not be required to maintain or repair any portion of the Premises that Tenant is expressly obligated to maintain pursuant to Section 9.02 below.

9.02 TENANT’S MAINTENANCE

At Tenant’s own cost and expense, and by use of a contractor or contractors approved in writing by Landlord, Tenant shall maintain, repair and replace the Premises as needed to keep all interior, non-structural portions of the Premises in good order, condition, and repair, normal wear and tear excluded, including, without limitation, the following: (a) all leasehold improvements; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings and ceilings; and (c) all interior windows, doors, entrances and plate glass. If Tenant fails to commence any such repairs within ten (10) days after written notice from Landlord, or fails thereafter to diligently proceed with such repair until completion, Landlord, at its option, may make such repair or any replacement deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord’s cost thereof (including a reasonable charge for Landlord’s overhead). Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises or Complex. Upon the expiration or any earlier termination of this Lease, Tenant shall return the Premises to Landlord in as good a condition as existed on the Commencement Date, ordinary wear and tear excepted.

9.03 MAINTENANCE OF COMMON AREAS

The Common Areas shall be subject to the control, management, operation and maintenance of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Tenant agrees to comply with such rules and regulations, to cause its officers, agents, contractors and employees to so comply and to use its best efforts to cause its customers, invitees, concessionaires, suppliers, and licensees to so comply. Landlord shall have the right to construct, maintain and operate lighting and other facilities in and on the Common Areas; to grant third parties temporary rights of use thereof; from time to time to change the area, level, location or arrangement of parking areas and other facilities located in the Common Areas; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or accrual of any rights to any person or the public therein; and to do and perform such other acts in and to the Common Areas as, in the exercise of reasonable business judgment, Landlord shall determine to be advisable.

10. ALTERATIONS

10.01 TENANT’S ALTERATIONS

Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld with respect to interior, nonstructural alterations, additions or improvements; provided, however, Tenant shall have the right to make interior, non-structural alterations to the Premises which do not impact the Building structure or systems, do not require the issuance of a governmental permit or approval and are otherwise primarily decorative in nature (the cumulative cost of which shall not exceed Five Thousand Dollars ($5,000.00) in any given lease year upon fifteen (15) days prior written notice to Landlord (but without Landlord’s prior written consent). All such alterations, additions and improvements shall be performed by contractors and subject to reasonable conditions specified by Landlord. Landlord shall be entitled to the investment tax credit on eligible property acquired or constructed at Landlord’s expense. All such alterations, additions and improvements not so removed or required to be so removed shall immediately become Landlord’s property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Premises to its condition prior to the installation of such alterations, additions and improvements.

10.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Complex, the Building, the Common Areas, the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days after such filing either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord indemnifying Landlord and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, the same shall constitute Additional Rent hereunder, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

11. WAIVER OF CLAIMS AND INDEMNITY

11.01 WAIVER

To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, Landlord’s lender, the Manager and their respective agents and employees for injury or damage to person, property or business sustained in or about the Complex, the Building or the

Premises by Tenant, its agents or employees other than damage caused by the negligence of Landlord, Landlord’s lender, the Manager or their respective agents or employees. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for any punitive or consequential damages.

11.02 INDEMNIFICATION

A. Except as expressly waived pursuant to the provisions of Section 11.03 hereof, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s lender, the Manager and their respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys’ fees and court costs), including those arising from any injury or damage to any person (including death), property or business (a) sustained in or about the Premises, (b) resulting from the occupancy or use by Tenant of the Premises, (c) resulting from the negligence or willful misconduct of Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or (d) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant’s obligations under this Section 11.02.A. shall not apply to injury or damage resulting from the negligence or willful misconduct of Landlord, Landlord’s lender, the Manager or their respective agents or employees. With respect to the obligations of Tenant pursuant to this Section 11.02A, Tenant’s insurance shall be primary and noncontributory with regard to the Premises and Tenant’s operations. Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) attributable to Landlord’s to the extent caused or occasioned wholly or in part by Landlord’s (or its agent’s) gross negligence or intentional misconduct, except to the extent caused by the negligence or willful misconduct of Tenant.

B. If Landlord receives notice of a claim that is subject to indemnification under Section 11.02.A. above, Landlord shall give notice to Tenant as soon as reasonably practical. Landlord shall permit Tenant, at its expense, to assume the defense of any such claim by counsel selected by Tenant and reasonably satisfactory to Landlord, and to settle or otherwise dispose of the same; provided, however, that Landlord shall have the right to participate in such defense at its expense. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, consent to the entry to any judgment, or enter into any settlement, unless such judgment or settlement provides only for the payment of money damages by Tenant, and unless such judgment or settlement includes a release by the claimant or plaintiff of Landlord and its affiliates. If Tenant fails to undertake a defense within thirty (30) days after notice from Landlord, then Landlord shall have the right to undertake the defense of, and, compromise or settle such liability or claim on behalf of, and for the account of, Tenant.

C. The indemnification obligations under this Section 11.02 shall survive the expiration or earlier termination of the Lease Term with respect to any occurrences before the effective date of such expiration or termination.

11.03 WAIVER OF SUBROGATION

Notwithstanding such waiver and indemnification or anything else to the contrary contained in this Lease:

A. Tenant shall not be responsible or liable to Landlord for any damage incurred by Landlord to the extent covered by property insurance obtained and maintained or required to be maintained under this Lease by Landlord in connection with the Building. Landlord shall cause its policy or policies of property insurance to contain effective waivers of subrogation for the benefit of Tenant.

B. Landlord, Landlord’s lender and the Manager shall not be responsible or liable to Tenant for any damage incurred by Tenant to the extent covered by property insurance required to be obtained and maintained by Tenant with respect to the Premises and its use and occupancy thereof (whether or not such property insurance is actually obtained or maintained) and the proceeds of such other insurance as is obtained and maintained by Tenant with respect to the Premises and to its use and occupancy thereof. Tenant shall provide Landlord with confirmation that waivers of subrogation have been effected by its insurers for the benefit of Landlord, Landlord’s lender and Manager, such confirmation and waivers to be in form satisfactory to Landlord.

12. EVENT OF DEFAULT

12.01 EVENTS OF DEFAULT

Each of the following shall constitute an event of default by Tenant under this Lease (each referred to herein as an “Event of Default”): (1) Tenant fails to pay within five (5) business days of its due date any rent or other sums which Tenant is obligated to pay as provided herein; provided, however, Landlord will give Tenant written notice and a five (5) day opportunity to cure its failure to pay rent or other sum due hereunder upon the first occasion in each calendar year that Tenant does not pay its rent or other sum due hereunder timely, but Landlord will not be required to give this notice more than one (1) time in any calendar year; (2) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within fifteen business (15) days after written notice thereof to Tenant or such longer period (not to exceed an additional fifteen (15) business days) as may reasonably be necessary, provided Tenant is diligently pursuing a cure of such failure; (3) the interest of Tenant in this Lease is levied upon under execution or other legal process; (4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure or upon the dissolution of Tenant; (5) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; (6) a receiver is appointed for Tenant or Tenant’s property; (7) Tenant assigns its interest in this Lease or sublets any portion of the Premises except as permitted in this Lease or Tenant shall otherwise breach the provisions of Article 8 of this Lease; or (8) Tenant abandons the Premises. Notwithstanding anything herein to the contrary, provided Tenant continues to pay rent upon vacating the Premises prior to the expiration of the Term, Landlord shall not consider such act abandonment.

Notwithstanding the foregoing, no notice to Tenant shall be required, and an Event of Default shall automatically occur, if Tenant defaults under its obligations pursuant to Articles 17, 20 or 24 hereof. Any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, any rent credits, rent abatement or tenant improvement construction allowances provided to Tenant, or any and all direct and indirect costs incurred by Landlord arising out of the design or construction of any tenant improvements for the Premises (or allowances therefor) in connection with this Lease, all of which concessions are hereinafter collectively referred to as “Landlord Concessions,” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term of this Lease.

12.02 LANDLORD’S REMEDIES

Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant and pursuant to legal process in the State of North Carolina, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

A. Terminate this Lease and Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including (i) the cost of recovering the Premises (including, without limitation, reasonable attorneys’ fees and costs of suit), (ii) the cost as reasonably estimated by Landlord of any alterations of, or repairs to, the Premises which are necessary or proper to prepare the same for reletting (including repairs, alterations, improvements, additions, decorations, reasonable legal fees and brokerage commissions), (iii) the unpaid rent owed at the time of termination, plus interest thereon from the due date at the maximum rate permitted by law or fifteen percent (15%) per annum, whichever is less, (iv) the balance of the Monthly Base Rent for the remainder of the term of this Lease, (v) any other sum of money and damages owed by Tenant to Landlord, and (vi) any Landlord Concession abated, given, provided, paid or incurred by Landlord. In such case Landlord shall not be obligated to relet the Premises.

B. Terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such other terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent reasonably necessary. Until Landlord does relet the Premises, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant’s right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month (less any amount which Landlord could have realized if Landlord relet the Premises to a reputable, credit-worthy substitute tenant procured by Tenant and presented to Landlord in writing, which substitute tenant was ready, willing and able to lease the entire Premises from Landlord under a lease in form identical to the form of this Lease). If and when the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant’s right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as stated in Article 13 of this Lease; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent reserved hereunder for the full Lease Term or from any other obligation of Tenant under this Lease.

C. In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within sixty (60) days after commencement of the case, whether to assume or reject this Lease.

12.03 ATTORNEYS’ FEES

Tenant shall pay, upon demand, all costs and expenses, including attorneys’ fees, actually and reasonably incurred by Landlord in enforcing Tenant’s obligations under this Lease or resulting from Tenant’s default under this Lease. Landlord shall pay, upon demand, all costs and expenses, including attorneys’ fees, actually and reasonably incurred by Tenant in enforcing Landlord’s obligations under this Lease or resulting from Landlord’s default under this Lease.

13. SURRENDER OF PREMISES

Upon the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and latent defects excepted, and shall remove from the Premises any alterations that Tenant is required to remove under the provisions of this Lease and all of Tenant’s personal property (including, without limitation, all voice and data cabling). Upon any termination which occurs other than by reason of an Event of Default, Tenant shall be entitled to remove from the Premises all unattached and movable trade fixtures and personal property of Tenant without credit or compensation from Landlord, provided Tenant shall immediately repair all damage resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any unattached and movable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any movable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed upon the vacancy of the Premises shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant’s expense, store and/or dispose of such property.

14. HOLDING OVER

In the event Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, or the termination of Tenant’s right of possession of the Premises, then Tenant shall pay one hundred fifty percent (150%) of the Adjusted Monthly Base Rent then applicable for each month or partial month during such holdover period. In addition, Tenant shall pay any Additional Rent accrued during such period of holdover. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law. If Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, then such holding over shall constitute a tenancy-at-will on the same terms and conditions contained herein, terminable by Landlord at any time without any prior notice.

15. DAMAGE BY FIRE OR OTHER CASUALTY

15.01 SUBSTANTIAL UNTENANTABILITY

If either the Premises, the Building or the Complex is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice within one hundred twenty (120) days after the date of said fire or casualty, either to: (1) terminate this Lease as of the date of the fire or other casualty; or (2) proceed to repair or restore the Premises, the Building or the Complex (other than leasehold improvements installed by Tenant after the Commencement Date and personal property installed by Tenant) to substantially the same condition as existed immediately prior to such fire or casualty.

If Landlord elects to proceed pursuant to option (2) in the immediately preceding paragraph, Landlord’s notice shall contain Landlord’s reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed one hundred eighty (180) days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than twenty (20) days after the date of the Landlord’s notice. If Landlord’s estimate indicates that the repair or restoration can be substantially completed within one hundred eighty (180) days, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in force and effect.

15.02 INSUBSTANTIAL UNTENANTABILITY

If either the Premises, the Building or the Complex is damaged by fire or other casualty but the Premises is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements installed by Tenant after the Commencement Date and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty, unless such damage occurs during the last twelve (12) months of the Lease Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within thirty (30) days after the date of such fire or other casualty; provided, however, that Landlord shall not be required to make repairs or restoration beyond the extent of insurance proceeds actually received by Landlord for such repairs or restoration.

15.03 RENT ABATEMENT

If all or any part of the Premises is damaged by fire or other casualty and this Lease is not terminated, Adjusted Monthly Base Rent shall abate for all or that part of the Premises which is untenantable on a per diem and proportionate area basis from three (3) days after the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the untenantable portion of the Premises during such period.

15.04 TENANT’S RESTORATION

If all or any part of the Premises is damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore the leasehold improvements installed by Tenant after the Commencement Date and personal property previously installed by Tenant in the Premises.

16. EMINENT DOMAIN

16.01 PERMANENT TAKING

If all or any part of the Premises, the Building or the Complex is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Adjusted Monthly Base Rent shall be apportioned as of such date.

16.02 INSUBSTANTIAL TAKING

If any part of the Premises, the Building or the Complex is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 16.01 hereof, Adjusted Monthly Base Rent shall be reduced for the period of such taking by an amount which bears the same ratio to Adjusted Monthly Base Rent then in effect as the number of square feet of Rentable Area in the Premises so taken or condemned, if any, bears to the number of square feet of Rentable Area specified in Section 1.01I of this Lease. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building and Complex to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this Section 16.02, the Rentable Area of the Premises stated in Section 1.01I and the Rentable Area of the Building as specified in this Lease, shall be reduced, respectively, for all purposes under this Lease by the number of square feet of Rentable Area of the Premises, if any, and the Building, if any, so taken or condemned as determined and certified by an independent professional architect selected by Landlord.

16.03 COMPENSATION

Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant without any credit or allowance from Landlord. Under no circumstances shall the Tenant seek or be entitled to any compensation for the value of its leasehold estate.

17. TENANT’S INSURANCE

17.01 TENANT’S INSURANCE

Tenant, at its expense, shall maintain in force during the Lease Term each of the following (and in the case of A., C. and E. below, Tenant shall cause such insurance to be maintained by any contractor or vendor retained by Tenant to work on or at the Premises):

A. Commercial General Liability Insurance (2001 ISO form or its equivalent) in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, with a General Aggregate limit of at least Two Million and No/100 Dollars ($2,000,000.00), or such greater amounts as Landlord may reasonably require. Such insurance shall be on an occurrence basis with respect to the business carried on in or from the Premises and Tenant’s use and occupancy of the Premises. Tenant further agrees that such insurance shall contain fire and extended coverage legal liability insurance.

B. The equivalent of ISO Special Form Property Insurance covering Tenant’s property (including fixtures, leasehold improvements and equipment) located in the Premises, providing protection to the extent of one hundred percent (100%) of the replacement cost of such property, less a commercially reasonable deductible, not to exceed $25,000.00, and such other property insurance against such other perils and in such amounts as Landlord may from time to time reasonably require, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Building in the Raleigh, North Carolina area. Tenant further agrees that such insurance shall include extra expense coverage and Business Interruption coverage in an amount sufficient to cover the Rent and other sums payable under this Lease for a period of twelve (12) months, commencing with the date of loss.

C. Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance with minimum limits of at least $500,000/$500,000/$500,000.

D. Business Auto Liability Insurance which insures against bodily injury and property damage claims arising out of the ownership, maintenance or use of “any auto.” A minimum of $1,000,000 combined single limit shall apply.

E. Umbrella Liability insurance which provides excess coverage over the underlying Commercial General Liability, Automobile Liability, and Employers Liability policies previously described. The Umbrella policy should provide minimum limits of liability of $4,000,000 per occurrence and aggregate, and the aggregate limit should be provided on a “per location basis.”

Each policy of insurance required to be maintained by Tenant pursuant to this Article 17 shall be placed with insurance companies admitted to do business in the State where the Complex is located and carrying a current rating of at least A-IX in “Best’s Insurance Guide” and shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Landlord, Landlord’s lender and the Manager prior to any cancellation or material reduction in coverage of the policy. The policy of insurance required by paragraphs A and E above shall name Landlord, Landlord’s lender, Landlord’s real estate asset manager, the Manager, and such other parties as Landlord may designate in writing from time to time as additional insureds. Prior to the Commencement Date, and annually thereafter, Tenant shall deliver to Landlord certificates of insurance evidencing the policies of insurance required by this Article 17, together with satisfactory evidence of proof of payment of premiums. Landlord reserves the right to require Tenant to maintain additional insurance coverage as deemed necessary by Landlord in its reasonable discretion. Tenant’s insurance shall be primary and non-contributory with Landlord’s insurance.

17.02 LANDLORD’S INSURANCE

At all times during the Lease Term, Landlord shall maintain in full force and effect the equivalent of ISO Special Form Property Insurance providing protection to the extent of not less than one hundred percent (100%) of the replacement cost of the Building (less the cost of foundations and footings and excluding leasehold improvements). Nothing herein shall be construed to require Landlord to insure those items that Tenant is obligated to insure pursuant to Section 17.01B above.

18. RULES AND REGULATIONS

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations attached hereto as Exhibit B and incorporated herein by this reference (the “Rules and Regulations”).

19. LANDLORD’S RIGHTS

By way of example and not limitation, Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) to change the name or street address of the

Building or the Complex, upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building and in and about the Complex; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) to display the Premises to prospective tenants at reasonable hours during the last nine (9) months of the Lease Term; (5) to change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, provided that no such change shall materially adversely affect access to the Premises; (6) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (7) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (8) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (9) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such reasonable regulations as Landlord prescribes for security purposes; (10) to take any and all reasonable measures including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof; (11) to retain at all times master keys or pass keys to the Premises; (12) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building or the Complex; and (13) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building.

20. ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon not less than ten (10) days’ prior written request by Landlord or any mortgagee or ground lessor of the Complex, deliver to Landlord or such mortgagee or ground lessor a statement in writing certifying: (1) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect; (2) the amount of Adjusted Monthly Base Rent then payable under this Lease and the date to which Rent has been paid; (3) that Landlord is not in default under this Lease, or, if in default, a detailed description of such default(s); (4) whether Tenant is or is not in possession of the Premises, as the case may be; and (5) such other information as may be requested. Failure to deliver such estoppel certificate within such ten (10) day period shall be deemed Tenant’s agreement to and acknowledgment of the statements contained therein and furthermore, if Tenant shall fail to deliver such estoppel certificate within such ten (10) day period, (i) Landlord shall automatically have the right to act as Tenant’s attorney in fact and execute the estoppel certificate on behalf of Tenant, and (ii) if, within two (2) business days after Tenant’s receipt of a second notice, Tenant fails to provide the estoppel certificate, Tenant shall pay liquidated damages to Landlord equal to Ten Thousand and No/100 Dollars ($10,000.00). The parties hereby stipulate and agree that Landlord’s damages in the event Tenant fails to provide the estoppel certificate are difficult to compute, and the foregoing fee is a reasonable estimate thereof and not a penalty.

21. RELOCATION OF TENANT

Intentionally omitted.

22. SECURITY DEPOSIT

As security for the performance of its obligations under this Lease, Tenant shall pay to Landlord, currently with its execution of this Lease, a security deposit (“Security Deposit”) in the amount stated in Section 1.01J hereof. The Security Deposit may be applied by Landlord to cure any Event of Default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied within five (5) business days of notice from Landlord. Landlord shall not pay Tenant any interest earned on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant. Landlord shall have the right to retain a reasonable amount of the Security Deposit following the expiration or earlier termination of this Lease in order to provide security for Tenant’s payment of Tenant’s Percentage Share of Adjusted Monthly Base Rent.

23. REAL ESTATE BROKERS

Tenant represents that, except for the broker, if any, set forth in Section 1.01L hereof as Tenant’s Broker, Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord and the Manager from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall only be responsible for the payment of a commission to the brokers, if any, specified in Section 1.01L hereof, which payment shall be made only in accordance with the terms of a separate agreement between Landlord (or Manager) and Landlord’s broker.

24. SUBORDINATION AND ATTORNMENT

24.01 SUBORDINATION

This Lease and the rights of Tenant and obligations of Landlord hereunder are expressly subject and subordinate to any ground lease of the land comprising the Building now or hereafter existing (specifically including but not limited to that certain Office Building Ground Lease Agreement dated March 1, 2000, by and between The Board of Trustees of the Endowment Fund of North Carolina State University, as ground lessor, and Davis Sandler Three, LLC, as ground lessee) (as amended, assigned or otherwise modified, the “Ground Lease”), and all amendments, renewals, modifications and extensions of and to any said ground lease, and to the lien and provisions of any first lien mortgage now or hereafter existing encumbering the Complex, or any part thereof, or said ground leasehold estate, and all amendments, renewals and modifications and extensions of and to any said mortgage, and to all advances made or hereafter to be made upon the security of said mortgage. Tenant agrees to execute and deliver such further instruments subordinating this Lease to any such ground lease or the lien of any such mortgage as may be requested in writing by Landlord from time to time. As used herein, the term mortgage shall mean any first lien mortgage, deed of trust, deed to secure debt or other instruments used to secure debt.

24.02 ATTORNMENT

In the event of the foreclosure of any such mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, or any transfer by a deed in lieu of foreclosure, or any similar transfer that is made in anticipation or upon threat of foreclosure, or any termination of the Ground Lease by ground lessor thereunder, Tenant, at the request of the then Landlord, shall attorn to and recognize such mortgagee, purchaser or ground lessor in foreclosure or otherwise as Tenant’s Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

25. HAZARDOUS MATERIALS

25.01 GENERATION OF HAZARDOUS MATERIALS

Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in, or under the Premises or the Complex, or transport to or from the Premises or Complex, any Hazardous Materials (as defined in subparagraph 5 below), or allow any other person or entity to do so.

25.02 COMPLIANCE WITH LAWS

Tenant shall comply with all local, state and federal laws, ordinances and regulations relating to health, safety and protection of the environment, including without limitation those relating to Hazardous Materials on, in, under, about or otherwise related to the Premises.

25.03 NOTIFICATION

Tenant shall promptly notify Landlord should Tenant receive notice of, or otherwise become aware of, any: (a) pending or threatened environmental regulatory action against Tenant, the Premises or the Complex; (b) claims made or threatened by any third party relating to any loss or injury resulting from any Hazardous Material; (c) release or discharge, or threatened release or discharge, of any Hazardous Material in, on, under or about the Premises or the Complex; or (d) violation of any local, state or federal law, ordinance or regulation relating to health, safety, protection of the environment or Hazardous Materials on the Premises, in the Building or in the Complex.

25.04 INDEMNIFICATION

Tenant agrees to indemnify, defend and hold Landlord, the Manager and their respective agents and employees harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys’ fees) directly or indirectly attributable to Tenant’s failure to comply with this Section 25, including, without limitation: (a)

all consequential damages; and (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises and/ or the Complex, and the preparation and implementation of any closure, remedial or other required plan. The indemnity contained in this Section 25.04 shall survive the termination or expiration of this Lease.

25.05 DEFINITION OF HAZARDOUS MATERIALS

As used in this Article 25, the term “Hazardous Materials” shall mean any element, compound, mixture, solution, particle or substance which is dangerous or harmful or potentially dangerous or harmful to the health or welfare of life or environment, including but not limited to explosives, petroleum products, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation: (1) any substances defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “hazardous pollutants” or “toxic pollutants,” or other similar terms, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, and any other law or regulation promulgated by any federal, municipal, state, county or other governmental or quasi governmental authority and/or agency or department thereof; (2) any “PCBs” or “PCB items” (as defined in 40 C.F.R. §761.3); or (3) any “asbestos” (as defined in 40 C.F.R. §763.63); provided, however, that Tenant shall not be in default hereunder if it maintains in the Premises, and Tenant is hereby permitted to retain in the Premises, common office supplies and common cleaning solvents which may be considered as Hazardous Materials.

26. NOTICES

All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given and delivered, whether or not received: (i) three (3) business days after being deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, or (ii) on the next business day after being deposited with a nationally-recognized, overnight delivery service such as FedEx or UPS, at the addresses shown in Section 1.01 hereof or such other address as either party may designate for itself from time to time by written notice to the other party. In addition, any notice may be given by hand delivery to the notice address of either party with a signed receipt obtained.

27. MISCELLANEOUS

27.01 LATE CHARGES

All delinquent Rent shall bear interest at the maximum rate permitted by law or fifteen percent (15%) per annum, whichever is less, from the date that is thirty (30) days following the due date thereof (for purposes of this Section 27.01, the date Rent is due shall be without regard to any grace period for payment) until paid.

27.02 ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease may not be modified except by document in writing executed by Landlord and Tenant.

27.03 NO OPTION

The execution of this Lease by Tenant and delivery of same to Landlord or Manager does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained. If Tenant is a corporation, it shall, if requested by Landlord, deliver to Landlord certified resolutions of Tenant’s directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, every general partner thereof shall execute this Lease, unless a lesser number is deemed sufficient in the reasonable opinion of Landlord’s legal counsel.

27.04 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Lease Term.

27.05 BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

27.06 FORCE MAJEURE

Neither party hereto shall be deemed in default with respect to any of the terms, covenants and conditions of this Lease, if such party fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees or invitees), terrorist action, aircraft or other aerial devices or articles dropped therefrom, or any other cause beyond the commercially reasonable control of the non-performing party; provided, however, that nothing herein shall excuse Tenant’s failure to pay Adjusted Monthly Base Rent or any other charges due to Landlord hereunder.

27.07 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

27.08 APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the state of North Carolina. Venue shall lie in any court of competent jurisdiction within the state of North Carolina.

27.09 TIME

Time is of the essence with respect to each and every provision of this Lease and the performance of all obligations hereunder.

27.10 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, then Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Additional Rent under this Lease and shall be due and payable upon demand by Landlord.

27.11 RELATIONSHIPS

The relationship between Landlord and Tenant is that of landlord and tenant and nothing herein shall be construed to give rise to any other relationship including, without limitation, a creditor and debtor relationship.

27.12 INVALIDITY

If any term(s), condition(s), covenant(s), clause(s) or provision(s) herein contained shall operate or would prospectively operate to invalidate this Lease in whole or in part, then such term(s), condition(s), covenant(s), clause(s), and provision(s) only shall be held for naught as though not herein contained, and the remainder of this Lease shall remain operative and in full force and effect.

27.13 LIMITATION OF LANDLORD’S LIABILITY

Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Building and the land thereunder for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Building or of Landlord’s interest therein. No other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied between Landlord and Tenant that the Landlord’s interest hereunder and in the Building shall be subject to impressment of an equitable lien or otherwise. Nothing herein contained shall be construed to limit any right of injunction against the Landlord, where appropriate.

27.14 TRANSFER OF LANDLORD’S INTEREST

In the event of the sale, assignment or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any securities given by Tenant to Landlord to secure performance by Tenant of its obligations hereunder may be assigned by Landlord to such successor in interest of Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of the Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Landlord’s assignment of the Lease or of any or all of its rights herein shall in no manner affect Tenant’s obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord’s interest. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

27.15 SIGNAGE

Tenant shall not place any sign on the Building or the Premises without Landlord’s prior written consent, which shall be in Landlord’s sole discretion. Landlord shall provide signage, including suite number, for Tenant within the lobby directory, at Tenant’s sole cost and expense. The form of such signage shall be commensurate with the Building’s current listings and overall appearance as determined by Landlord. Any subtenant permitted under the provisions of Section 8 hereof shall be responsible for cost incurred in installing additional signage.

27.16 OFAC AND PATRIOT ACT

Tenant and each of its subsidiaries, members, direct and indirect owners and their respective affiliates has at all applicable times been, is now and will in the future be, in compliance with U.S. Executive Order 13224 and Title 3 of the USA Patriot Act (collectively, the “Order”) and no action, proceeding, investigation, charge, claim, report or notice has been filed, commenced or threatened against any of them alleging any failure to so comply. Neither

Tenant nor any of its subsidiaries, members, direct and indirect owners and their respective affiliates has knowledge or notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against any of them alleging any failure to comply with the Order, or (ii) the imposition of any civil or criminal penalty against any of them for any failure to so comply. Neither Tenant nor its members are included in the OFAC List set forth in the Order or 31 CFR Ch V (Part 595) Appendix A.

27.17 TENANT IMPROVEMENT ALLOWANCE

Tenant shall be entitled to an allowance equal to Sixty-Five Thousand Four Hundred Five and No/100 Dollars ($65,405.00) (the “Tenant Improvement Allowance”) to be used solely for the installation of showers and lockers in the Premises (collectively, the “Tenant Improvements”) in accordance with contractual arrangements to be made between Tenant and a contractor and architect approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed, and payment of Landlord’s construction management fee equal to 5% of the hard and soft cost of the Tenant Improvements.. To the extent the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance (“Tenant’s Costs”), Tenant shall be responsible for such Tenant’s Costs. To the extent the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall retain the difference, and Tenant shall have no right or claim thereto. Tenant shall use the Tenant Improvement Allowance within nine (9) months following the date of this Lease (during the period of time that Tenant is in possession of the Premises under a sublease that Landlord is not a party to), and Landlord shall have no obligation to pay any invoices related to the Tenant Improvements that are submitted to Landlord after such nine (9) month period. Concurrently with Tenant’s request for any portion of the Tenant Improvement Allowance, Tenant shall provide the following information to Landlord: (i) a lien waiver from the contractor(s) installing the Tenant Improvements; (ii) an invoice from the contractor(s); and (iii) such other information as is requested by Landlord. Landlord shall have the right to approve the exact plans for the Tenant Improvements prior to the installation of the same within the Premises. Tenant hereby represents and warrants to Landlord that Tenant has the right, under its sublease for the Premises, to install the Tenant Improvements within the Premises.

27.18 EXHIBITS

ALL EXHIBITS ATTACHED HERETO SHALL BE DEEMED TO BE A PART HEREOF AND HEREBY INCORPORATED HEREIN.

[Signature page follows]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01D hereof.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By:	HEITMAN/VCAC MANAGER LLC,
a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

EXHIBIT A

FLOOR PLAN OF PREMISES

VENTURE CENTER THREE

2nd Floor– 7,652 SF

3rd Floor– 5,429 SF

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EXHIBIT A-1

LEGAL DESCRIPTION OF THE LAND UPON WHICH THE BUILDING IS LOCATED

BEGINNING at a new iron pin in the southern right of way of Varsity Drive. Said pin lies South 85 degrees 14 minutes 28 seconds West, a distance of 327.90 feet from a North Carolina State University grid monument designated LOMBARDI which has grid coordinates of Northing: 736,749.66 feet and Easting: 2,095,852.59 based on NAD 1983.

Running thence from said point of BEGINNING, and with the southern right of way line of Varsity Drive, South 64 degrees 02 minutes 44 seconds East, a distance of 217.09 feet to a new iron; thence, with the southern right of way of Varsity Drive and the western right of way of Main Campus Drive, a curve to the right having a radius of 40.00 feet, an arc length of 51.74 feet, and a chord of South 26 degrees 59 minutes 16 seconds East a distance of 48.21 feet to a new iron; thence South 10 degrees 04 minutes 11 seconds West, a distance of 155.47 feet to survey nail set in a brick sidewalk; thence North 79 degrees 59 minutes 27 seconds West, a distance of 237.58 feet to a point; thence North 10 degrees 00 minutes 33 seconds East, a distance of 253.61 feet to the POINT OF BEGINNING and containing 1.19 acres, more or less.

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EXHIBIT B

RULES AND REGULATIONS

1. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

2. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs.

3. Tenants shall not do or permit anything to be done in their premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in their premises which shall, in the judgment of the Landlord or its Manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.

4. All electrical equipment used by tenants shall be U.L. approved. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in such premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or such premises. Tenants shall not use electrical portable heaters or fans in the Building.

5. Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenants shall not use any other method of heating than that supplied by the Landlord.

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6. Tenants shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenances of their premises.

7. Tenants shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building; provided, however, Tenants may, in the ordinary course of business, use either (i) use back-up generators located at the Complex as of the date of the Lease to which this Exhibit B is attached (or any back-up generator of similar size and capacity that may from time to time replace such back-up generator(s), or (ii) any back-up generators that Landlord may from time to time approve, which approval shall be in Landlord’s sole discretion.

8. All deliveries to the Building for or by any tenant are to be made through the service entrance to Building as designated by Landlord, unless special permission is granted by Landlord for the use of other Building entrances.

9. Furniture, equipment or supplies shall be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.

10. Should any tenant desire to place in the Building any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, it shall first obtain written approval of the Landlord to place such items within the Building, for the use of the Building elevators, and for the proposed location in which such equipment is to be installed. The Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits of the building structure, and may further require, at the tenant’s expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed to determine such weight and position of equipment, to determine added reinforcement required, and/or determine whether or not such equipment can be safely placed within the Building.

11. Tenants shall not place additional locks or bolts of any kind upon any of the doors of their premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for tenant’s premises and toilet rooms (if applicable) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of any tenant’s lease, all keys of such tenant’s premises and toilet rooms shall be delivered to the Landlord.

12. Tenants shall not leave any refuse in the public hallways or other areas of Building (excepting such tenant’s own premises) for disposal.

13. Landlord shall have the right to prohibit any advertising by tenants which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building or offices; upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

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14. If a tenant employs laborers or others outside of the Building, such tenant shall not have its employees paid in the Building, but shall arrange to pay their payrolls elsewhere. Tenants shall not advertise for laborers, giving an address at the Building.

15. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

16. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by tenants, their servants, agents or visitors for any other purpose than ingress and egress to and from their respective offices.

17. Canvassing, soliciting and peddling in the Building is prohibited and tenants shall cooperate to prevent the same.

18. No animals, birds or pets (other than seeing-eye dogs) of any kind shall be allowed in any tenant’s premises or the Building.

19. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any tenant, its employees, visitors, guests or licensees, shall be paid by such tenant.

20. All decorating, carpentry work, or any labor required for the installation of any tenant’s equipment, furnishings or other property shall be performed at such tenant’s expense, subject to Landlord’s prior written approval and, by Landlord’s employees or at Landlord’s option and consent by persons or contractors authorized in writing by Landlord. This shall apply to all work including but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of this work shall be done by any tenant without Landlord’s prior written approval. A “Tenant Contractor Entrance Authorization” form [to be supplied by Landlord (or Landlord’s property manager)] will be required for any contractor or vendor who will be servicing or intending to service the Premises.

21. If any tenant desires radio signal, communication, alarm or other utility service connection installed or changed, such work shall be done at the expense of such tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

22. Except as permitted by Landlord, tenants shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of their premises or of the Building and the repair cost of any defacement, damage or injury caused by any tenant, its agents or employees, shall be paid for by such tenant.

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23. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of any tenant’s premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to any tenant, its agents, guests or employees, the same shall immediately be replaced or repaired by Landlord at such tenant’s expense.

24. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by any tenant or the employees, licensees, agents or invitees of any tenant, shall be paid by such tenant.

25. Tenants shall not remove any carpet, or wall coverings, window blinds, or window draperies in its premises without prior written approval from Landlord.

26. The sashes, sash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into the halls or other places of Building shall not be covered or obstructed by any tenant without prior written approval from Landlord.

27. Tenants shall cooperate fully with the life safety plans of the Building as established and administered by the Landlord. This includes participation by tenants and employees of the tenants in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by the Landlord.

28. The garage gate code for the parking garage may only be used by Tenant and its guests.

29. Tenant shall not use the Common Areas for the display or storage of its personal property.

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EXHIBIT C

Intentionally Omitted

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EXHIBIT D

CLEANING SPECIFICATIONS

A.	General

1. All cleaning work will be performed between 5:00 p.m. and 12:00 midnight, Monday through Friday, unless otherwise necessary.

2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant’s responsibility.

3. On the days the building is closed due to holidays, building services are provided on an emergency basis only.

B.	Daily Operating (5 times per week)

1.	Tenant Areas

a.	Empty and clean all waste receptacles; wash receptacles as necessary.

b.	Vacuum rugs and carpeted areas in the main walkways.

2.	Lavatories

a.	Sweep and wash floors with disinfectant.

b.	Wash both sides of toilet seats with disinfectant.

c.	Wash all mirrors, basins, bowls and urinals,

d.	Spot clean toilet partitions.

e.	Empty and disinfect sanitary napkin disposal receptacles.

f.	Refill toilet tissue, towel, soap and sanitary napkin dispensers.

3.	Public Areas

a.	Wipe down entrance doors and clean glass (interior and exterior).

b.	Vacuum elevator carpets and wipe down doors and walls

c.	Clean water coolers.

C.	Operations as Needed (but not less than once per week)

1.	Tenant and Public Areas

a.	Buff all resilient floor areas.

D.	Weekly Operations

1.	Tenant Areas, Lavatories, Public Areas

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a.	Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

b.	Remove finger marks from private entrance doors, light switches and doorways.

c.	Sweep all stairways.

d.	Vacuum tenant offices.

E.	Monthly Operations

1.	Tenant and Public Areas

a.	Vacuum and dust grillwork.

2.	Lavatories

a.	Wash down interior walls and toilet partitions.

F.	Yearly

1.	Tenant and Public Areas

a.	Strip and wax all resilient tile floor areas

2.	Entire Building

a.	Clean inside of all windows.

b.	Clean outside of all windows.

NOTE: Tenant understands that Landlord may substitute, for any of the methods or devices set forth in this Exhibit D, other methods or devices which will achieve substantially the same results. Landlord shall not be required to remove any trash from tenant’s Premises generated by (1) special users of the premises, such as waste and paper disposal for computer operations, or (2) from use of the premises for more than one (1) shift, or (3) special personnel.

NOTE: Tenant understands that Landlord will not be responsible to clean any portion of the tenants leased premises which is used for, or in connection with, the preparing, dispensing or consumption of food or beverages or as an exhibition area or an auditorium or for storage, shipping room, mail room, workroom, mechanical area, conveyor, showroom, private restrooms, washroom or similar purposes, medical department, laboratory or similar purposes or which is a shop or is used for the operation of computer, data processing, reproduction, duplicating or similar equipment.

NOTE: Anything hereinabove to the contrary notwithstanding, it is understood that Landlord shall not be obligated to provide the services provided for in this Exhibit D on Saturdays, Sundays or days which are holidays under the applicable union agreements (where applicable). It being further understood that the Landlord has the right at any time and from time to time to add additional holidays and/or change any of said holidays.

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EXHIBIT E

LIST OF BUILDING HOLIDAYS

1.	Dr. Martin Luther King, Jr. Day

2.	Memorial Day

3.	Independence Day

4.	Labor Day

5.	Thanksgiving Day

6.	Christmas Eve Day

7.	Christmas Day

8.	New Year’s Day

9.	Good Friday

10.	President’s Day

STATE OF NORTH CAROLINA	FIRST AMENDMENT TO LEASE
COUNTY OF WAKE

This FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into effective as of the         day of                     , 2013 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Lease as the “Third Floor Space”), both located in the office building known as Venture III Building of the Venture Center (defined in the Lease as the “Building”), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant have agreed that Tenant will lease one (1) additional suite located on the second (2nd) floor of the Building pursuant to the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant have agreed to execute this First Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this First Amendment shall be construed in light thereof.

2.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

3.

Lease of Additional Suites. (a) Effective as of the Expansion Premises Commencement Date, Landlord leases to Tenant, and Tenant accepts and leases from Landlord, approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space located on the second (2nd) floor of the Building known as Suite 201 (the “Expansion Premises”) upon all of the terms and conditions contained in the Lease, as amended by this First Amendment. A depiction of the Expansion Premises is attached hereto as Exhibit A. Effective as of (i) the Expansion Premises Commencement Date, all references to the terms

“premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Expansion Premises; (ii) February 1, 2015, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Expansion Premises and Second Floor Space; and (iii) June 1, 2015, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Expansion Premises, Second Floor Space and Third Floor Space. Landlord and Tenant agree that the Premises, (i) as of the Expansion Premises Commencement Date, shall contain a total of approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space; (ii) as of February 1, 2015, shall contain a total of approximately sixteen thousand five hundred four (16,504) rentable square feet of space; and (iii) as of June 1, 2015, shall contain a total of approximately twenty-one thousand nine hundred thirty-three (21,933) rentable square feet of space. For the purposes hereof, the “Expansion Premises Commencement Date” shall mean the date Substantial Completion (as defined in the Work Letter attached hereto as Exhibit B and incorporated herein by reference) has occurred and Landlord has delivered the Expansion Premises to Tenant. The Expansion Premises Commencement Date shall occur on or before December 31, 2013.

(b) Subject to Tenant Delay (as defined in Exhibit B) and delays caused by force majeure, Landlord shall cause the improvements to be made to the Expansion Premises that are described on Exhibit B attached hereto and incorporated herein by this reference (the “Landlord’s Work”) on or before the Expansion Premises Commencement Date. Except for the Landlord’s Work, Landlord has no obligation to make any improvements to the Expansion Premises.

(c) Section 2.02.A of the Lease is hereby deleted and the following is inserted in lieu thereof: “The initial term of this Lease (the “Initial Term”) shall commence (i) with respect to the Expansion Premises, on the Expansion Premises Commencement Date; (ii) with respect to the Second Floor Space, on February 1, 2015; and (iii) with respect to the Third Floor Space, on June 1, 2015. The Initial Term for the entire Premises shall expire on February 28, 2017 (the “Expiration Date”). As used in this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period of the Lease Term (hereinafter defined), or any extension or renewal thereof, beginning on the Expansion Premises Commencement Date and each anniversary thereof. Landlord and Tenant stipulate and agree that Tenant is in possession of the Second Floor Space and the Third Floor Space as of the date hereof under a sublease agreement.”

4.

Renewal Option. Subject to all of the terms and conditions provided for the extension of the Initial Term (as defined in the Lease) set forth in Section 2.02.B. of the Lease, Tenant shall be entitled to extend the Initial Term with respect to the Expansion Premises for two (2) consecutive three (3) year periods (each, an “Expansion Premises Extension Term”), except that Tenant must give written notice of Tenant’s election to extend the Initial Term with respect to the Expansion Premises at least nine (9) months (rather than six (6) months) prior to

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the expiration of the then current Initial Term or Expansion Premises Extension Term. Monthly Base Rent with respect to the Expansion Premises during any Expansion Premises Extension Term shall be the prevailing Market Rate (as defined in Section 3.02 of the Lease) for the Expansion Premises as of the date the extension option is exercised, provided that, notwithstanding anything to else to the contrary contained herein, the Monthly Base Rent for each Expansion Premises Extension Term shall not be less than one hundred percent (100%) of the Monthly Base Rent in effect for the Expansion Premises at the end of the then expiring Initial Term or Expansion Premises Extension Term, as applicable. The procedure for determining the Market Rate for any such Expansion Premises Extension Term shall be as set forth in Section 3.02 of the Lease.

5.	Monthly Base Rent and Additional Rent.

(a) Effective as of the Expansion Premises Commencement Date and notwithstanding anything to the contrary contained in the Lease, Tenant agrees to pay to Landlord in advance on the first day of each month throughout the Lease term, without any notice, demand, offset or reduction whatsoever, Monthly Base Rent for the Expansion Premises (i.e., 8,852 rentable square feet) as follows:

Portion of Term	Monthly Base Rent Per Rentable Square Foot	Monthly Payments of Monthly Base Rent
Expansion Premises Commencement Date – November 30, 2014	$24.25	$17,888.42
December 1, 2014 – November 30, 2015	$24.98	$18,426.91
December 1, 2015 – November 30, 2016	$25.73	$18,980.16
December 1, 2016 – February 28, 2017	$26.50	$19,548.17

Tenant shall pay the above stated Monthly Base Rent to Landlord on or before the first (1st) day of each calendar month in accordance with the terms of the Lease. If the Expansion Premises Commencement Date occurs prior to December 31, 2013, the Monthly Base Rent applicable to the Expansion Premises will be pro rated with respect to the first applicable calendar month during which the Expansion Premises Commencement Date occurs. Notwithstanding the foregoing, one hundred percent (100%) of Monthly Base Rent shall be conditionally abated during the first four (4) complete calendar months following the Expansion Premises Commencement Date. The abatement of Monthly Base Rent provided for in this provision is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time hereafter an event of default by Tenant occurs and is not cured by Tenant within any applicable cure period specified in the Lease, then the abatement of Monthly Base Rent provided for in this provision shall immediately become void, and Tenant shall promptly pay to Landlord the full amount of all Monthly Base Rent herein abated.

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(b) Effective as of the Expansion Premises Commencement Date and notwithstanding anything to the contrary contained in the Lease, Tenant shall pay Tenant’s Percentage Share (as defined in the Lease) of the Operating Cost Adjustment (as defined in the Lease) for the then-applicable Premises in accordance with the terms of the Lease; for clarity, neither the Second Floor Space nor the Third Floor Space possessed by Tenant as of the date hereof under a sublease agreement will be included in the calculation of Tenant’s Percentage Share unless and until the commencement of the Initial Term applicable to such space pursuant to Section 2.02A (as amended hereby).

6.	Right of First Offer. Tenant shall have the one-time option (the “ROFO”) to lease any space on the second (2nd) floor of the Building located adjacent to the Premises (the “ROFO Space”) that becomes available during the Initial Term, subject to the following terms and conditions:

(a) Landlord agrees to advise Tenant in writing from time to time (but not more often than once every six (6) months), upon the written request of Tenant or upon Landlord’s own initiative, of the leasing status of the ROFO Space and to advise Tenant whether the ROFO Space (or any portion thereof) is available for lease (each such notice shall be referred to herein as the “ROFO Space Notice”); provided, however, in the event Tenant’s ROFO with respect to any portion of the ROFO Space has lapsed in accordance with the terms hereof, then Landlord shall have no further obligation to submit the ROFO Space Notice to Tenant with respect to the portion of the ROFO Space for which Tenant’s ROFO has lapsed. The ROFO Space (or a portion thereof) shall be deemed available to lease to Tenant at such time as (i) all third-party lease agreements and lease rights relating to such space have expired (including but not limited to any pre-existing rights of first offer granted to other tenants) and/or (ii) Landlord is aware that such space soon will become vacant as a result of the expiration of a prior tenant’s leasehold estate relating to such space. As used herein, the “Available ROFO Space” shall refer to the ROFO Space that is identified by Landlord from time to time in the ROFO Space Notice as being available to lease pursuant to this Section 6. Landlord shall include, in the ROFO Space Notice, the base rent, lease term, the date upon which Landlord expects the Available ROFO Space to be ready for Tenant’s occupancy and any other material terms upon which Landlord would be willing to lease the Available ROFO Space to Tenant. Except as otherwise provided herein or in the ROFO Space Notice, Tenant’s lease of the Available ROFO Space shall be upon all of the terms and conditions contained in this Lease.

(b) Tenant shall be entitled to exercise its ROFO under this Section 6 only if this Lease is in full force and effect and at the time of exercise of the ROFO (i) there is no event of default under the Lease, and (ii) no event has occurred or circumstances exist which with the giving of notice or the passage of time (or both) would constitute an event of default under the Lease. If Tenant shall assign

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its interest in the Lease to a third party or shall have entered into a sublease with a third party for all or any portion of the Premises, then the ROFO shall be deemed null and void and of no further force and effect; provided, however, the foregoing will not apply with respect to any transaction for which Landlord’s consent shall not be necessary pursuant to Section 8.01E of the Lease.

(c) Upon receipt of the ROFO Space Notice, Tenant may exercise its ROFO by providing Landlord with written notice of its intent to lease the Available ROFO Space upon the terms and conditions contained in the ROFO Space Notice within ten (10) business days after Tenant’s receipt of Landlord’s ROFO Space Notice. The ROFO shall apply to the entire Available ROFO Space that is the subject of the ROFO Space Notice, and may not be exercised with respect to only a portion thereof. If Tenant exercises such right within such ten (10) business day period, then Tenant and Landlord agree to use their best efforts to enter into a written amendment to the Lease adding the Available ROFO Space to the Premises within thirty (30) days following the date Tenant exercises its ROFO. If Tenant rejects the offer or fails to exercise its ROFO within the above specified ten (10) business day period, or if Tenant properly exercises its ROFO but thereafter, for any reason, fails to use its best efforts to enter into a lease amendment adding the Available ROFO Space to the Lease within the thirty (30) day time period set forth above, then (i) Tenant’s ROFO shall lapse and be of no further force and effect with regard to such Available ROFO Space and (ii) Landlord shall be entitled to lease such Available ROFO Space to a third party(ies) on such terms and conditions as Landlord elects, free and clear of any further or continuing rights of Tenant under this Section 6. Time is of the essence with respect to Tenant’s ROFO obligations.

7.	Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Craig Davis Properties, Landlord’s broker (the “Landlord’s Broker”), and Synergy Commercial Advisors, LLC, Tenant’s broker (the “Tenant’s Broker”, and collectively with the Landlord’s Broker, the “Brokers”) in negotiating or making of this First Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this First Amendment.

8.

Ratification; Miscellaneous. The Lease, as amended by this First Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this First Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As

5

amended by this First Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this First Amendment conflict with the terms in the Lease, those in this First Amendment shall control. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this First Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this First Amendment shall remain in full force and effect. Landlord and Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this First Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this First Amendment.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By: HEITMAN/VCAC MANAGER LLC,
a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

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EXHIBIT A

SUITE 250
VACANT
1,948 RSF
SUITE 225
ALLIED TELESIS
4,298 RSF
SUITE 267
RED HAT (BANDWIDTH)
7,652 RSF
SUITE 201
VACANT
8,852 RSF

VENTURE CENTER

VENTURE III

SECOND FLOOR

TENANT LAYOUT

HagerSmith
Architecture
Landscape Architecture
Planning Interior Design
300 South Dawson Street
Raleigh, North Carolina
27602
Fax. 919.828.4050
www.hagersmith.com
919.821.5547
© Copyright 2013

A-1

EXHIBIT B

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the construction of the Leasehold Improvements by Landlord in the Expansion Premises.

ARTICLE 1

DEFINITIONS

1.01 “Approved Construction Drawings” means the Construction Drawings approved by Landlord pursuant to the process set forth in Article 2 below.

1.02 “Approved Space Plan” means the Space Plan approved by Landlord and attached as Exhibit A to the First Amendment of which this Work Letter is a part.

1.03 “Architect” means the architect selected by Landlord to prepare the Construction Drawings.

1.04 “Change Order” means any change, modification or addition to the Approved Construction Drawings.

1.05 “Construction Drawings” means: (a) detailed architectural drawings and specifications for Tenant’s partition plan, demolition plan, reflected ceiling plan, power, communication and telephone plan (locating of data and telephone outlets with pull boxes only), electrical outlets, finish plan, elevations, details and sections; and (b) mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to Building systems.

1.06 “Contractor” means the contractor selected by Landlord to construct the Leasehold Improvements.

1.07 “Landlord’s Representative” means Spectrum Properties, who Landlord has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Tenant, has full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

1.08 “Leasehold Improvements” means the improvements constructed and installed in the Expansion Premises in accordance with the Approved Construction Drawings.

1.09 “Legal Requirement(s)” means, either individually or collectively, any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

1.10 “Punch List” shall have the meaning defined in Section 4.04(c) hereof.

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1.11 “Space Plan” means a preliminary architectural drawing showing all demising walls, corridors, entrances, exits, doors and interior partitions.

1.12 “Substantial Completion” shall occur when the Leasehold Improvements have been substantially completed in accordance with the Approved Construction Drawings (other than minor Punch List items and any work which cannot be completed on such date, provided such incompletion will not substantially interfere with Tenant’s use of the Expansion Premises) and, if required for occupancy, a Certificate of Occupancy (temporary or final) has been issued by the appropriate governmental authority.

1.13 “Tenant’s Construction Costs” shall have the meaning defined in Section 4.02(a) hereof.

1.14 “Tenant’s Construction Costs Deposit” shall have the meaning defined in Section 4.02(b)(i) hereof.

1.15 “Tenant Expenditure Authorization” or “T.E.A.” means an authorization by Tenant to Landlord to expend funds on behalf of Tenant for the Leasehold Improvements, to be given on a written form in the form of that attached hereto as Schedule 1.

1.16 “Tenant Delay” shall have the meaning defined in Section 4.02(a) hereof.

1.17 “Tenant Improvement Allowance” means the allowance of Fifty-Three Thousand One Hundred Twelve and No/100 Dollars ($53,112.00), to be provided by Landlord as set forth in Section 3.01 below.

1.18 “Tenant’s Representative” means Kade Ross, who Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Landlord, has full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant’s Representative is authorized to execute and deliver on behalf of Tenant any and all documents required by this Work Letter. Tenant hereby warrants and represents to Landlord that Tenant’s Representative has all of the requisite power and authority to execute and deliver such documents and that Tenant shall be bound by the execution of such documents on behalf of Tenant by Tenant’s Representative.

1.19 “Test Fit Allowance” means Eight Hundred Eighty-Five and 20/100 Dollars ($885.20), to be provided by Landlord as set forth in Section 3.02 below.

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ARTICLE 2

SCHEDULE

Landlord and Tenant hereby agree that time is of the essence and that the sequence and schedule specified below shall be strictly adhered to with respect to the design and development of the Construction Drawings and the construction of the Leasehold Improvements.

2.01 Space Plan. The Space Plan attached as Exhibit A to this First Amendment of which this Work Letter is a part shall be deemed to be the Approved Space Plan.

2.02 Construction Drawings; Bids; Selection of Contractor; T.E.A.

(a) Landlord shall direct the Architect to begin preparation of Construction Drawings. Within five (5) business days after its receipt of the Construction Drawings, Tenant shall notify Landlord in writing of its approval or disapproval, stating in reasonable detail the reasons for any disapproval.

(b) If Tenant disapproves the Construction Drawings, Landlord shall then resubmit revised Construction Drawings to Tenant containing such changes as are acceptable to Landlord, and Tenant shall approve or disapprove the revised Construction Drawings within two (2) business days after its receipt thereof, stating in reasonable detail the reasons for any disapproval.

(c) The foregoing process shall be repeated as many times as are necessary in order to obtain Construction Drawings which are approved by Landlord and Tenant. When approved by Landlord and Tenant, the Construction Drawings shall be deemed to be the Approved Construction Drawings.

(d) Notwithstanding any changes which it desires to effectuate in the Construction Drawings prior to their approval, or revisions which must be made to the Construction Drawings, if Tenant fails to approve the Construction Drawings on or before ten (10) days following the first date upon which they are originally submitted to Tenant by Landlord, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

(e) Within five (5) business days after Landlord’s receipt of the Approved Construction Drawings, Landlord shall submit the Approved Construction Drawings to the Contractor and obtain, within a reasonable time period, a bid for constructing the Leasehold Improvements in accordance with the Approved Construction Drawings. Upon request of Landlord, Tenant shall execute and deliver to Landlord the T.E.A. and such other documents as Landlord may request to confirm the selection bid of the Contractor. Notwithstanding any renegotiation of bids Tenant wishes to pursue, if Tenant fails to approve the bid from the Contractor and execute and deliver the T.E.A. on or before the date which is five (5) business days following its receipt of the bid, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

2.03 Change Orders.

(a) All changes requested by Tenant shall require Landlord’s prior written consent, not to be unreasonably withheld. Any Contractor-initiated Change Order must be reviewed and approved by Landlord and Tenant, which review and approval will not

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be unreasonably withheld. Landlord shall have three (3) business days after Landlord’s receipt of any Change Order to approve or disapprove such Change Order. If Landlord approves such Change Order, and if such Change Order increases or decreases the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised bid evidencing the total costs of such Change Order, which will include any amounts incurred by Landlord in reviewing the requested changes and revising the Approved Construction Drawings and the fee provided in Section 2.03(b) below.

(b) Should any Change Order modify the Approved Construction Drawings, Tenant shall pay all additional costs thereby incurred by Landlord, plus a fee of ten percent (10%) of the additional cost for Landlord’s cost of coordination, supervision and overhead resulting from the revision to the Approved Construction Drawings, excluding any additional architectural and/or engineering fees. All revised or additional Construction Drawings are subject to Landlord’s prior review and written approval. If and when approved by Landlord, such revised or additional Construction Drawings shall be deemed to be a part of the Approved Construction Drawings.

(c) Prior to commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order, Tenant shall execute and deliver to Landlord a revised T.E.A. reflecting any increases or decreases in the cost to Landlord of constructing the Leasehold Improvements.

2.04 Legal Requirements. All design, construction and installation shall conform to the requirements of the Lease, and all Legal Requirements. Landlord shall be responsible for obtaining approval of the Approved Construction Drawings by all governmental agencies having jurisdiction over the Premises and for obtaining all necessary licenses and permits in connection with the Leasehold Improvements, including temporary and permanent certificates of occupancy for the Expansion Premises. Tenant shall reasonably cooperate with Landlord in obtaining such approvals and permits.

2.05 Materials and Workmanship. All work and materials required under the Approved Construction Drawings, including all materials, finishes and workmanship shall be equal to, or of a quality superior to, Building standard. Except as approved by Landlord, all materials incorporated in the Leasehold Improvements shall be new.

2.06 Field Verification. Architect shall verify at the job site all dimensions, locations and structural members and any physical conditions affecting the Construction Drawings.

ARTICLE 3

LANDLORD’S OBLIGATIONS

3.01 Tenant Improvement Allowance. Landlord shall contribute the Tenant Improvement Allowance towards the cost of constructing the Leasehold Improvements in the Expansion Premises. Tenant may also use a portion of the Tenant Improvement

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Allowance not to exceed $44,260.00 towards soft costs, including, without limitation, costs associated with data cabling, furniture, IT infrastructure, moving, etc. The Tenant Improvement Allowance must be used only for the actual out-of-pocket costs (hard and soft) of constructing the Leasehold Improvements in the Expansion Premises from concrete slab to concrete deck. Landlord will apply the Tenant Improvement Allowance to pay the cost of constructing the Leasehold Improvements, as such costs are incurred. After the Tenant Improvement Allowance has been exhausted, Landlord will apply Tenant’s Construction Costs Deposit to pay Tenant’s Construction Costs as such costs are incurred. Any unused portion of the Tenant Improvement Allowance shall be retained by Landlord. Any unused portion of Tenant’s Construction Costs Deposit shall be refunded to Tenant.

3.02 Test Fit Allowance. The Test Fit Allowance may be applied to the cost of the preparation of the Space Plan. Tenant shall pay all costs incurred in preparing the Space Plan in excess of the Test Fit Allowance. Landlord shall retain any unused portion of the Test Fit Allowance.

3.03 Intentionally omitted.

3.04 Coordination. Unless otherwise agreed in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Contractor under a contract with Landlord and under the sole direction of Landlord. Tenant shall cooperate with Landlord, Contractor and the Architect to promote the efficient and expeditious completion of such work. All work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installation of draperies, furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Tenant at Tenant’s expense.

3.05 Commencement of Construction. Landlord shall have no obligation to commence or to allow commencement of construction or installation of the Leasehold Improvements in the Expansion Premises until:

(a) Tenant has delivered to Landlord the Approved Construction Drawings, if applicable, initialed by Tenant’s Representative and Landlord’s Representative, and the executed T.E.A., and Tenant has approved the selection of the Contractor and the bid in writing, all as required pursuant to Section 2.02 above;

(b) Landlord has received from Tenant payment of all Rent then due under the Lease;

(c) Landlord has received from Tenant payment of Tenant’s Construction Costs Deposit, if any; and

(d) Landlord has completed the base building improvements (i.e., the shell) for the Building.

B-5

3.06 Commencement of Change Orders. Landlord shall have no obligation to commence or to allow commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order until Landlord has received from Tenant payment of the required addition to Tenant’s Construction Costs Deposit, if any, and the executed revised T.E.A., as provided in Section 2.03(c) above, with respect to such Change Order.

3.07 Substitutions. Landlord, upon prior notice to Tenant, reserves the right to make reasonable substitutions of equal or better quality and value in the event of unavailability of materials or due to field conditions.

ARTICLE 4

TENANT’S OBLIGATIONS

4.01 Leasehold Improvements. All work required by the Approved Construction Drawings shall be considered part of the Leasehold Improvements.

4.02 Payments.

(a) Tenant shall be responsible for payment of the following to the extent such costs exceed the Tenant Improvement Allowance:

(i) The costs of preparation of the Construction Drawings and all costs to complete the construction of the Leasehold Improvements, including but not limited to the cost of all labor and materials supplied by the Contractor and Landlord and their respective material suppliers, independent contractors and subcontractors to construct and complete the Leasehold Improvements, including but not limited to the cost of any Change Orders, and Contractor’s profit and overhead expenses.

(ii) A fee to Landlord as a construction management fee equal to three percent (3%) of the total of the costs set forth in this Section 4.02(a) (including Change Orders).

The costs set forth in this Section 4.02(a) are collectively referred to herein as “Tenant’s Construction Costs.”

(b) Tenant shall pay Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, as follows:

(i) On the date of execution of the T.E.A., Tenant shall pay to Landlord one hundred percent (100%) of the amount by which the amount indicated on the T.E.A. exceeds the Tenant Improvement Allowance (“Tenant’s Construction Costs Deposit”);

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(ii) On the date of approval by Landlord of any Change Order which increases or decreases the cost of the Leasehold Improvements, Tenant shall execute a revised T.E.A., as provided in Section 2.03(c) above, evidencing such increased or decreased cost and shall deposit with Landlord, as an addition to Tenant’s Construction Costs Deposit, one hundred percent (100%) of the amount of the increased or decreased costs represented by such Change Order;

(iii) Tenant shall pay to Landlord, upon Substantial Completion of the Leasehold Improvements, the remainder, if any, of Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, such amount to be indicated on a statement delivered by Landlord to Tenant and paid by Tenant. The amount shown on such statement shall be paid by Tenant within ten (10) days after receipt of such statement.

(c) Tenant agrees that in the event it fails to make any payment required in this Work Letter in a timely manner, Landlord, in addition to any and all other remedies allowed to Landlord by law or in equity, shall have the same rights and remedies against Tenant as in the case of a default in payment of Rent under the Lease.

4.03 Intentionally Deleted.

4.04 General Provisions.

(a) This Work Letter shall not be deemed applicable to:

(i) any portion of the Premises other than the Expansion Premises;

(ii) any space other than the Expansion Premises which is subsequently added to the Premises under the Lease, whether by any option or right under the Lease, including expansion options, rights of first offer and rights of first opportunity, or otherwise;

(iii) any portion of the Premises or any additions thereto in the event of a renewal or extension of the Term of the Lease, whether by any option or right under the Lease, including extension or renewal options, or otherwise, unless expressly provided in the Lease or any amendment thereto; or

(iv) any portion of the Premises which has been assigned or subleased by Tenant.

(b) Any changes to the Approved Space Plan or the Approved Construction Drawings, or any additional work required by any governmental agencies having jurisdiction over the Building or any aspect of the completion of the Leasehold Improvements may be complied with by Landlord and/or Contractor. Such changes and/or additional work shall not be deemed to be a violation of the Approved Space Plan, the Approved Construction Drawings or any other provision of this Work Letter and shall be accepted by Tenant. If such changes and/or additional work increase or decrease the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised T.E.A. and a Change Order evidencing the total cost of such changes and/or additional work.

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(c) Notwithstanding any provisions to the contrary contained in this Lease, within thirty (30) days following Substantial Completion of the Leasehold Improvements, Tenant shall submit to Landlord a written itemization (the “Punch List”) of items of construction that were not properly completed. Upon receipt of the Punch List, Landlord shall cause such items to be corrected or completed. Upon completion of all items in the Punch List and at the request of Landlord, Tenant shall execute a document acknowledging the date upon which all Punch List items were completed.

(d) Tenant’s sole and exclusive remedy against Landlord for any defects in material or workmanship shall be to notify Landlord thereof, and then Landlord shall use commercially reasonable efforts to enforce the warranty given by the Contractor (which shall be a one (1) year warranty following Substantial Completion). Notwithstanding the foregoing, Landlord shall have no obligation to repair or replace such defects of material or workmanship unless Tenant submits written notice of such defects to Landlord within one (1) year after the Expansion Premises Commencement Date. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE LEASEHOLD IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 4.04(d). TENANT’S SOLE REMEDY FOR THE BREACH OF ANY APPLICABLE WARRANTY SHALL BE THE REMEDY SET FORTH IN THIS SECTION 4.04(d). Tenant agrees that no other remedy, including, without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss shall be available to Tenant.

ARTICLE 5

TENANT DELAY

5.01 Tenant Delay. The term “Tenant Delay” shall mean each day that Substantial Completion of the Leasehold Improvements is delayed by any of the following:

(a) Tenant’s failure to respond, within the time periods prescribed by Landlord, to a request for information necessary for the completion of the Construction Drawings; or

(b) Failure for any reason to develop the Approved Construction Drawings by the dates prescribed herein; or

(c) Tenant’s failure to execute and deliver the T.E.A. by the date required in Section 2.02(e) above; or

(d) Tenant’s failure to pay the Rent as required in the Lease; or

(e) Tenant’s failure to pay Tenant’s Construction Costs Deposit by the date required in Section 4.02(b)(i) above; or

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(f) Changes by Tenant in the Approved Construction Drawings or Change Orders; or

(g) Requirements by Tenant for materials, finishes or installations which are not Building standard, including but not limited to any delays caused by failure to obtain or to receive delivery or installation of any such non-Building standard materials in a timely manner; or

(h) Any interference by Tenant with the performance of the construction and installation of the Leasehold Improvements; or

(i) Delay by Tenant in delivering to Landlord an executed, revised T.E.A. and paying to Landlord an addition to Tenant’s Construction Costs Deposit required by a Change Order; or

(j) Any other cause which is defined as a Tenant Delay under this Work Letter or the Lease; or

(k) Changes to the base, shell and core of the Building required by the Approved Construction Drawings; or

(l) Any other acts or omissions of Tenant, or its agents, or employees.

The date that Substantial Completion actually occurs will be accelerated for all purposes of this Lease (including, without limitation, for determination of the Expansion Premises Commencement Date and the obligation to pay Rent), on a day-for-day basis for each day of Tenant Delay.

B-9

Schedule 1

of

Exhibit “C”

TENANT EXPENDITURE AUTHORIZATION

Project:	Date:

T.E.A. #:

Distribution:	Prepared By:

Contractor:

Architect:

Rentable Square Feet:

Based On:

Architectural/Mechanical/Electrical/Structural Engineering Design Fees	$

Construction:	$
$
$
$

SUBTOTAL	$

Construction Management Fee	$

Contingency	$

Total Estimated Project Cost	$

Tenant Improvement Allowance	$
Tenant’s Construction Costs Deposit	$

Total Now Due and Payable	$

Recommendation for Authorization:		Tenant Authorization:

Landlord’s Representative	Date	Tenant’s Representative	Date

C-1

STATE OF NORTH CAROLINA	SECOND AMENDMENT TO
LEASE
COUNTY OF WAKE

This SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of the      day of                 , 2014 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Original Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Original Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Original Lease as the “Third Floor Space”), both located in the office building known as the Venture III Building of the Venture Center (defined in the Original Lease as the “Building”), as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 11, 2013 (the “First Amendment,” and collectively with the Original Lease, the “Lease”), pursuant to which Tenant leased an additional eight thousand eight hundred fifty-two (8,852) rentable square feet of space known as Suite 201 and located on the second (2nd) floor of the Building (defined in the First Amendment as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant have agreed that Tenant will lease one (1) additional suite located on the second (2nd) floor of the Building pursuant to the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant have agreed to execute this Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

9.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this Amendment shall be construed in light thereof.

10.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

11.	Lease of Additional Suite. (a) Effective as of the Second Amendment Expansion Premises Commencement Date (hereinafter defined), Landlord leases to Tenant, and Tenant accepts and leases from Landlord, approximately one thousand nine hundred forty-eight (1,948) rentable square feet of space located on the second (2nd) floor of the Building and known as Suite 250 (the “Second Amendment Expansion Premises”) upon all of the terms and conditions contained in the Lease, as amended by this Amendment. The Second Amendment Expansion Premises is labeled as “Suite 250 Vacant 1,948 RSF” in the depiction attached hereto as Exhibit A. Effective as of (i) the Second Amendment Expansion Premises Commencement Date, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises and the Expansion Premises; (ii) February 1, 2015, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises and Second Floor Space; and (iii) June 1, 2015, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space and Third Floor Space. Landlord and Tenant agree that the Premises, (i) as of the Second Amendment Expansion Premises Commencement Date, shall contain a total of approximately ten thousand eight hundred (10,800) rentable square feet of space; (ii) as of February 1, 2015, shall contain a total of approximately eighteen thousand four hundred fifty-two (18,452) rentable square feet of space; and (iii) as of June 1, 2015, shall contain a total of approximately twenty-three thousand eight hundred eighty-one (23,881) rentable square feet of space. For the purposes hereof, the “Second Amendment Expansion Premises Commencement Date” shall mean the date Substantial Completion (as defined in the Work Letter attached hereto as Exhibit B and incorporated herein by this reference) has occurred and Landlord has delivered the Second Amendment Expansion Premises to Tenant. Subject to Tenant Delay (as defined in Exhibit B) and force majeure, Landlord anticipates that the Second Amendment Expansion Premises Commencement Date shall occur on or around November 1, 2014.

(b) Landlord shall cause the Leasehold Improvements (as defined in Exhibit B) to be made to the Second Amendment Expansion Premises in accordance with the terms of Exhibit B. Except for the Leasehold Improvements (as defined in Exhibit B), Landlord has no obligation to make any improvements to the Second Amendment Expansion Premises, and Tenant accepts the Second Amendment Expansion Premises in “as-is, where is” condition.

(c) The Initial Term of Tenant’s lease of the Second Amendment Expansion Premises shall expire co-terminously with the Expiration Date for the remainder of the Premises on February 28, 2017. Tenant shall be entitled to extend the Initial Term with respect to the Second Amendment Expansion Premises for two (2) consecutive three (3) year periods pursuant to the terms and conditions contained in Section 4 of the First Amendment.

2

12.	Monthly Base Rent and Additional Rent.

(a) Effective as of the Second Amendment Expansion Premises Commencement Date and notwithstanding anything to the contrary contained in the Lease, Tenant agrees to pay to Landlord in advance on the first day of each month throughout the Initial Term, without any notice, demand, offset or reduction whatsoever, Monthly Base Rent for the Second Amendment Expansion Premises (i.e., 1,948 rentable square feet) as follows:

Portion of Initial Term	Monthly Base Rent Per Rentable Square Foot	Monthly Payments of Monthly Base Rent
Second Amendment Expansion Premises Commencement Date – November 30, 2014	$24.25	$3,936.58
December 1, 2014 – November 30, 2015	$24.98	$4,055.09
December 1, 2015 – November 30, 2016	$25.73	$4,176.84
December 1, 2016 – February 28, 2017	$26.50	$4,301.83

Tenant shall pay the above stated Monthly Base Rent to Landlord on or before the first (1st) day of each calendar month in accordance with the terms of the Lease.

(b) Effective as of the Second Amendment Expansion Premises Commencement Date and notwithstanding anything to the contrary contained in the Lease, Tenant shall pay Tenant’s Percentage Share (as defined in the Lease) of the Operating Cost Adjustment (as defined in the Lease) for the then-applicable Premises in accordance with the terms of the Lease; for clarity, neither the Second Floor Space nor the Third Floor Space possessed by Tenant as of the date hereof under a sublease agreement will be included in the calculation of Tenant’s Percentage Share unless and until the commencement of the Initial Term applicable to such space pursuant to Section 2.02A of the Original Lease. Pursuant to the terms of the Original Lease, the Base Year shall be 2015.

13.	Parking. Effective as of the Second Amendment Expansion Premises Commencement Date, Section 6.03(C) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything contained in this Lease, Tenant shall not utilize more than 4 parking spaces in the Common Areas per 1,000 square feet of rentable square feet in the Premises. Further, Tenant may request in writing that Landlord provide an additional sixty-five (65) parking spaces (the “Additional Parking Spaces”) and Landlord has agreed to provide the Additional Parking Spaces upon receipt of such written request; provided, however, Landlord reserves the right to revoke Tenant’s Additional Parking Spaces at anytime in Landlord’s sole

3

discretion upon thirty (30) days prior written notice to Tenant. Tenant shall pay $25.00 per card per month for the first twenty (20) Additional Parking Spaces and $35.00 per card per month for the remaining forty-five (45) Additional Parking Spaces, provided the foregoing monthly charges shall proportionately increase from time to time based upon any increases in Landlord’s standard monthly parking charges for tenants of the Building. If Tenant desires additional parking in the Common Areas, additional spaces (subject to availability) may be provided by Landlord at a cost of $50.00 per space, per month, subject to increase by Landlord from time to time; provided, however, that Landlord has no obligation to provide additional parking spaces to Tenant and, except as provided above with respect to the Additional Parking Spaces, Landlord may revoke additional parking spaces previously granted to Tenant at anytime, in Landlord’s sole discretion.”

14.	Signage. Tenant shall be entitled to Building standard signage for the Second Amendment Expansion Premises pursuant to the terms of Section 27.15 of the Original Lease.

15.	Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Richard Ellis, Landlord’s broker (the “Landlord’s Broker”), and Cassidy Turley, Tenant’s broker (the “Tenant’s Broker”, and collectively with the Landlord’s Broker, the “Brokers”) in negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this Amendment.

16.

Ratification; Miscellaneous. The Lease, as amended by this Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As amended by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Amendment conflict with the terms in the Lease, those in this Amendment shall control. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect. Landlord and

4

Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Amendment.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By: HEITMAN/VCAC MANAGER LLC,

a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

6

Exhibit A

DEPICTION OF SECOND AMENDMENT EXPANSION PREMISES

SUITE 250
VACANT
1,948 RSF
SUITE 225
ALLIED TELESIS
4,298 RSF
SUITE 267
RED HAT (BANDWIDTH)
7,652 RSF (8,640 RSF PER BOMA)
1-31-15
SUITE 201
VACANT
8,852 RSF

VENTURE CENTER

VENTURE III

SECOND FLOOR

LED PLAN

HagerSmith
DESIGN PA
Architecture
Landscape Architecture
Planning Interior Design
300 South Dawson Street
Raleigh, North Carolina
27602
Fax. 919.828.4050
www.hagersmith.com
919.821.5547
© Copyright 2013

A-1

EXHIBIT B

WORK LETTER

[Note: to be revised if the scope of work does not require the construction plans considered by this work letter]

This Work Letter sets forth the terms and conditions relating to the construction of the Leasehold Improvements by Landlord in the Second Amendment Expansion Premises.

ARTICLE 1

DEFINITIONS

1.01 “Approved Construction Drawings” means the Construction Drawings approved by Landlord pursuant to the process set forth in Article 2 below.

1.02 “Approved Space Plan” means the Space Plan approved by Landlord and Tenant pursuant to the process set forth in Article 2 below.

1.03 “Architect” means the architect selected by Landlord to prepare the Construction Drawings.

1.04 “Change Order” means any change, modification or addition to the Approved Construction Drawings.

1.05 “Construction Drawings” means, to the extent applicable: (a) detailed architectural drawings and specifications for Tenant’s partition plan, demolition plan, reflected ceiling plan, power, communication and telephone plan (locating of data and telephone outlets with pull boxes only), electrical outlets, finish plan, elevations, details and sections; and (b) mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to Building systems.

1.06 “Contractor” means the contractor selected by Landlord to construct the Leasehold Improvements.

1.07 “Landlord’s Representative” means CB Richard Ellis, who Landlord has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Tenant, has full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

1.08 “Leasehold Improvements” means the improvements constructed and installed in the Second Amendment Expansion Premises in accordance with the Approved Construction Drawings.

1.09 “Legal Requirement(s)” means, either individually or collectively, any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

1.10 “Punch List” shall have the meaning defined in Section 4.04(c) hereof.

1.11 “Space Plan” means a preliminary architectural drawing showing all demising walls, corridors, entrances, exits, doors and interior partitions.

1.12 “Substantial Completion” shall occur when the Leasehold Improvements have been substantially completed in accordance with the Approved Construction Drawings (other than minor Punch List items and any work which cannot be completed on such date, provided such incompletion will not substantially interfere with Tenant’s use of the Second Amendment Expansion Premises) and, if required for occupancy, a Certificate of Occupancy (temporary or final) has been issued by the appropriate governmental authority.

1.13 “Tenant’s Construction Costs” shall have the meaning defined in Section 4.02(a) hereof.

1.14 “Tenant’s Construction Costs Deposit” shall have the meaning defined in Section 4.02(b)(i) hereof.

1.15 “Tenant Expenditure Authorization” or “T.E.A.” means an authorization by Tenant to Landlord to expend funds on behalf of Tenant for the Leasehold Improvements, to be given on a written form in the form of that attached hereto as Schedule 1.

1.16 “Tenant Delay” shall have the meaning defined in Section 4.02(a) hereof.

1.17 “Tenant Improvement Allowance” means the allowance of Three Thousand Eight Hundred Ninety-Six and No/100 Dollars ($3,896.00), to be provided by Landlord as set forth in Section 3.01 below.

1.18 “Tenant’s Representative” means Kade Ross, who Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Landlord, has full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant’s Representative is authorized to execute and deliver on behalf of Tenant any and all documents required by this Work Letter. Tenant hereby warrants and represents to Landlord that Tenant’s Representative has all of the requisite power and authority to execute and deliver such documents and that Tenant shall be bound by the execution of such documents on behalf of Tenant by Tenant’s Representative.

ARTICLE 2

SCHEDULE

Landlord and Tenant hereby agree that time is of the essence and that the sequence and schedule specified below shall be strictly adhered to with respect to the design and development of the Construction Drawings and the construction of the Leasehold Improvements.

2.01 Space Plan. Following execution of this Amendment, Tenant shall promptly and diligently work with Landlord’s Representative and the Architect to develop a Space Plan for the Leasehold Improvements. Within five (5) business days after Tenant receives the Space Plan, Tenant shall, in its reasonable discretion, approve or disapprove the Space Plan. If Tenant disapproves the Space Plan, Tenant shall return the Space Plan to Landlord, along with a statement setting forth the grounds for the disapproval. In such event, Landlord shall make such changes as are acceptable to Landlord and shall then re-submit the revised Space Plan to Tenant. This procedure shall be repeated until Tenant has delivered to Landlord written approval of the Space Plan. When approved by Tenant and Landlord, the Space Plan shall be deemed to be the Approved Space Plan.

2.03 Construction Drawings; Bids; Selection of Contractor; T.E.A.

(a) Landlord shall direct the Architect to begin preparation of Construction Drawings. Within five (5) business days after its receipt of the Construction Drawings, Tenant shall notify Landlord in writing of its approval or disapproval, stating in reasonable detail the reasons for any disapproval.

(b) If Tenant disapproves the Construction Drawings, Landlord shall then resubmit revised Construction Drawings to Tenant containing such changes as are acceptable to Landlord, and Tenant shall approve or disapprove the revised Construction Drawings within two (2) business days after its receipt thereof, stating in reasonable detail the reasons for any disapproval.

(c) The foregoing process shall be repeated as many times as are necessary in order to obtain Construction Drawings which are approved by Landlord and Tenant. When approved by Landlord and Tenant, the Construction Drawings shall be deemed to be the Approved Construction Drawings.

(d) Notwithstanding any changes which it desires to effectuate in the Construction Drawings prior to their approval, or revisions which must be made to the Construction Drawings, if Tenant fails to approve the Construction Drawings on or before ten (10) days following the first date upon which they are originally submitted to Tenant by Landlord, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

(e) Within five (5) business days after Landlord’s receipt of the Approved Construction Drawings, Landlord shall submit the Approved Construction Drawings to the Contractor and obtain, within a reasonable time period, a bid for constructing the Leasehold Improvements in accordance with the Approved Construction Drawings. Upon request of Landlord, Tenant shall execute and deliver to Landlord the T.E.A. and such other documents as Landlord may request to confirm the selection bid of the Contractor. Notwithstanding any renegotiation of bids Tenant wishes to pursue, if Tenant fails to approve the bid from the Contractor and execute and deliver the T.E.A. on or before the date which is five (5) business days following its receipt of the bid, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

2.03 Change Orders.

(a) All changes requested by Tenant shall require Landlord’s prior written consent, not to be unreasonably withheld. Any Contractor-initiated Change Order must be reviewed and approved by Landlord and Tenant, which review and approval will not be unreasonably withheld. Landlord shall have three (3) business days after Landlord’s receipt of any Change Order to approve or disapprove such Change Order. If Landlord approves such Change Order, and if such Change Order increases or decreases the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised bid evidencing the total costs of such Change Order, which will include any amounts incurred by Landlord in reviewing the requested changes and revising the Approved Construction Drawings and the fee provided in Section 2.03(b) below.

(b) Should any Change Order modify the Approved Construction Drawings, Tenant shall pay all additional costs thereby incurred by Landlord, plus a fee of ten percent (10%) of the additional cost for Landlord’s cost of coordination, supervision and overhead resulting from the revision to the Approved Construction Drawings, excluding any additional architectural and/or engineering fees. All revised or additional Construction Drawings are subject to Landlord’s prior review and written approval. If and when approved by Landlord, such revised or additional Construction Drawings shall be deemed to be a part of the Approved Construction Drawings.

(c) Prior to commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order, Tenant shall execute and deliver to Landlord a revised T.E.A. reflecting any increases or decreases in the cost to Landlord of constructing the Leasehold Improvements.

2.04 Legal Requirements. All design, construction and installation shall conform to the requirements of the Lease and Amendment, and all Legal Requirements. Landlord shall be responsible for obtaining approval of the Approved Construction Drawings by all governmental agencies having jurisdiction over the Premises and for obtaining all necessary licenses and permits in connection with the Leasehold Improvements, including temporary and permanent certificates of occupancy for the Second Amendment Expansion Premises. Tenant shall reasonably cooperate with Landlord in obtaining such approvals and permits.

2.05 Materials and Workmanship. All work and materials required under the Approved Construction Drawings, including all materials, finishes and workmanship shall be equal to, or of a quality superior to, Building standard. Except as approved by Landlord, all materials incorporated in the Leasehold Improvements shall be new.

2.06 Field Verification. Architect shall verify at the job site all dimensions, locations and structural members and any physical conditions affecting the Construction Drawings.

ARTICLE 3

LANDLORD’S OBLIGATIONS

3.01 Tenant Improvement Allowance. Landlord shall contribute the Tenant Improvement Allowance towards the cost of constructing the Leasehold Improvements in the Second Amendment Expansion Premises. Tenant may also use a portion of the Tenant Improvement Allowance not to exceed $1,948.00 towards soft costs, including, without limitation, costs associated with data cabling, furniture, IT infrastructure, moving, etc. The Tenant Improvement Allowance must be used only for the actual out-of-pocket costs (hard and soft) of constructing the Leasehold Improvements in the Second Amendment Expansion Premises from concrete slab to concrete deck. Landlord will apply the Tenant Improvement Allowance to pay the cost of constructing the Leasehold Improvements, as such costs are incurred. After the Tenant Improvement Allowance has been exhausted, Landlord will apply Tenant’s Construction Costs Deposit to pay Tenant’s Construction Costs as such costs are incurred. Any unused portion of the Tenant Improvement Allowance shall be retained by Landlord. Any unused portion of Tenant’s Construction Costs Deposit shall be refunded to Tenant.

3.02 Intentionally omitted.

3.03 Intentionally omitted.

3.04 Coordination. Unless otherwise agreed in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Contractor under a contract with Landlord and under the sole direction of Landlord. Tenant shall cooperate with Landlord, Contractor and the Architect to promote the efficient and expeditious completion of such work. All work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installation of draperies, furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Tenant at Tenant’s expense.

3.05 Commencement of Construction. Landlord shall have no obligation to commence or to allow commencement of construction or installation of the Leasehold Improvements in the Second Amendment Expansion Premises until:

(a) Tenant has delivered to Landlord the Approved Construction Drawings, if applicable, initialed by Tenant’s Representative and Landlord’s Representative, and the executed T.E.A., and Tenant has approved the selection of the Contractor and the bid in writing, all as required pursuant to Section 2.02 above;

(b) Landlord has received from Tenant payment of all Rent then due under the Lease and Amendment; and

(c) Landlord has received from Tenant payment of Tenant’s Construction Costs Deposit, if any.

3.06 Commencement of Change Orders. Landlord shall have no obligation to commence or to allow commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order until Landlord has received from Tenant payment of the required addition to Tenant’s Construction Costs Deposit, if any, and the executed revised T.E.A., as provided in Section 2.03(c) above, with respect to such Change Order.

3.07 Substitutions. Landlord, upon prior notice to Tenant, reserves the right to make reasonable substitutions of equal or better quality and value in the event of unavailability of materials or due to field conditions.

ARTICLE 4

TENANT’S OBLIGATIONS

4.01 Leasehold Improvements. All work required by the Approved Construction Drawings shall be considered part of the Leasehold Improvements.

4.02 Payments.

(a) Tenant shall be responsible for payment of the following to the extent such costs exceed the Tenant Improvement Allowance:

(i) The costs of preparation of the Construction Drawings and all costs to complete the construction of the Leasehold Improvements, including but not limited to the cost of all labor and materials supplied by the Contractor and Landlord and their respective material suppliers, independent contractors and subcontractors to construct and complete the Leasehold Improvements, including but not limited to the cost of any Change Orders, and Contractor’s profit and overhead expenses.

(ii) A fee to Landlord as a construction management fee equal to four percent (4%) of the total of the costs set forth in this Section 4.02(a) (including Change Orders), which fee Landlord shall deduct from the Tenant Improvement Allowance.

The costs set forth in this Section 4.02(a) are collectively referred to herein as “Tenant’s Construction Costs.”

(b) Tenant shall pay Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, as follows:

(i) On the date of execution of the T.E.A., Tenant shall pay to Landlord one hundred percent (100%) of the amount by which the amount indicated on the T.E.A. exceeds the Tenant Improvement Allowance (“Tenant’s Construction Costs Deposit”);

(ii) On the date of approval by Landlord of any Change Order which increases or decreases the cost of the Leasehold Improvements, Tenant shall execute a revised T.E.A., as provided in Section 2.03(c) above, evidencing such increased or decreased cost and shall deposit with Landlord, as an addition to Tenant’s Construction Costs Deposit, one hundred percent (100%) of the amount of the increased or decreased costs represented by such Change Order;

(iii) Tenant shall pay to Landlord, upon Substantial Completion of the Leasehold Improvements, the remainder, if any, of Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, such amount to be indicated on a statement delivered by Landlord to Tenant and paid by Tenant. The amount shown on such statement shall be paid by Tenant within ten (10) days after receipt of such statement.

(c) Tenant agrees that in the event it fails to make any payment required in this Work Letter in a timely manner, Landlord, in addition to any and all other remedies allowed to Landlord by law or in equity, shall have the same rights and remedies against Tenant as in the case of a default in payment of Rent under the Lease.

4.03 Intentionally Deleted.

4.04 General Provisions.

(a) This Work Letter shall not be deemed applicable to:

(i) any portion of the Premises other than the Second Amendment Expansion Premises;

(ii) any space other than the Second Amendment Expansion Premises which is subsequently added to the Premises under the Lease, whether by any option or right under the Lease, including expansion options, rights of first offer and rights of first opportunity, or otherwise;

(iii) any portion of the Premises or any additions thereto in the event of a renewal or extension of the Term of the Lease, whether by any option or right under the Lease, including extension or renewal options, or otherwise, unless expressly provided in the Lease or any amendment thereto; or

(iv) any portion of the Premises which has been assigned or subleased by Tenant.

(b) Any changes to the Approved Space Plan or the Approved Construction Drawings, or any additional work required by any governmental agencies having jurisdiction over the Building or any aspect of the completion of the Leasehold Improvements may be complied with by Landlord and/or Contractor. Such changes and/or additional work shall not be deemed to be a violation of the Approved Space Plan, the Approved Construction Drawings or any other provision of this Work Letter and shall be accepted by Tenant. If such changes and/or additional work increase or decrease the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised T.E.A. and a Change Order evidencing the total cost of such changes and/or additional work.

(c) Notwithstanding any provisions to the contrary contained in this Lease, within thirty (30) days following Substantial Completion of the Leasehold Improvements, Tenant shall submit to Landlord a written itemization (the “Punch List”) of items of construction that were not properly completed. Upon receipt of the Punch List, Landlord shall cause such items to be corrected or completed. Upon completion of all items in the Punch List and at the request of Landlord, Tenant shall execute a document acknowledging the date upon which all Punch List items were completed.

(d) Tenant’s sole and exclusive remedy against Landlord for any defects in material or workmanship shall be to notify Landlord thereof, and then Landlord shall use commercially reasonable efforts to enforce the warranty given by the Contractor (which shall be a one (1) year warranty following Substantial Completion). Notwithstanding the foregoing, Landlord shall have no obligation to repair or replace such defects of material or workmanship unless Tenant submits written notice of such defects to Landlord within one (1) year after the Second Amendment Expansion Premises Commencement Date. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE LEASEHOLD IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 4.04(d). TENANT’S SOLE REMEDY FOR THE BREACH OF ANY APPLICABLE WARRANTY SHALL BE THE REMEDY SET FORTH IN THIS SECTION 4.04(d). Tenant agrees that no other remedy, including, without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss shall be available to Tenant.

ARTICLE 5

TENANT DELAY

5.01 Tenant Delay. The term “Tenant Delay” shall mean each day that Substantial Completion of the Leasehold Improvements is delayed by any of the following:

(a) Tenant’s failure to respond, within the time periods prescribed by Landlord, to a request for information necessary for the completion of the Construction Drawings; or

(b) Failure for any reason to develop the Approved Construction Drawings by the dates prescribed herein; or

(c) Tenant’s failure to execute and deliver the T.E.A. by the date required in Section 2.02(e) above; or

(d) Tenant’s failure to pay the Rent as required in the Lease and Amendment; or

(e) Tenant’s failure to pay Tenant’s Construction Costs Deposit by the date required in Section 4.02(b)(i) above; or

(f) Changes by Tenant in the Approved Construction Drawings or Change Orders; or

(g) Requirements by Tenant for materials, finishes or installations which are not Building standard, including but not limited to any delays caused by failure to obtain or to receive delivery or installation of any such non-Building standard materials in a timely manner; or

(h) Any interference by Tenant with the performance of the construction and installation of the Leasehold Improvements; or

(i) Delay by Tenant in delivering to Landlord an executed, revised T.E.A. and paying to Landlord an addition to Tenant’s Construction Costs Deposit required by a Change Order; or

(j) Any other cause which is defined as a Tenant Delay under this Work Letter or the Amendment; or

(k) Changes to the base, shell and core of the Building required by the Approved Construction Drawings; or

(l) Any other acts or omissions of Tenant, or its agents, or employees.

The date that Substantial Completion actually occurs will be accelerated for all purposes of the Amendment (including, without limitation, for determination of the Second Amendment Expansion Premises Commencement Date and the obligation to pay Rent), on a day-for-day basis for each day of Tenant Delay.

Schedule 1

of

Exhibit “C”

TENANT EXPENDITURE AUTHORIZATION

Project:	Date:

T.E.A. #:

Distribution:	Prepared By:

Contractor:

Architect:

Rentable Square Feet:

Based On:

Architectural/Mechanical/Electrical/Structural Engineering Design Fees	$

Construction:	$
$
$
$

SUBTOTAL	$

Construction Management Fee	$

Contingency	$

Total Estimated Project Cost	$

Tenant Improvement Allowance	$
Tenant’s Construction Costs Deposit	$

Total Now Due and Payable	$

Recommendation for Authorization:		Tenant Authorization:

Landlord’s Representative	Date	Tenant’s Representative	Date

C-1

STATE OF NORTH CAROLINA	THIRD AMENDMENT TO
LEASE
COUNTY OF WAKE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of the      day of                     , 2015 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Original Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Original Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Original Lease as the “Third Floor Space”), both located in the office building known as the Venture III Building of the Venture Center (defined in the Original Lease as the “Building”), as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 11, 2013 (the “First Amendment”), pursuant to which Tenant leased an additional approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space known as Suite 201 and located on the second (2nd) floor of the Building (defined in the First Amendment as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Second Amendment to Office Lease dated September 15, 2014 (the “Second Amendment,” and collectively with the Original Lease and First Amendment, the “Lease”), pursuant to which Tenant leased an additional approximately one thousand nine hundred forty-eight (1,948) rentable square feet of space located on the second (2nd) floor of the Building and known as Suite 250 (defined in the Second Amendment as the “Second Amendment Expansion Premises”); and

WHEREAS, Landlord and Tenant have now agreed that Tenant will lease additional space on the first, fourth and fifth floors of the Building, and the Initial Term of the Lease shall be extended for one (1) year, all pursuant to the terms and conditions more particularly described herein; and

WHEREAS, Landlord and Tenant have agreed to execute this Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this Amendment shall be construed in light thereof.

2.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

3.	Lease of Additional Suite. (a) Effective as of March 1, 2017, Landlord leases to Tenant, and Tenant accepts and leases from Landlord, approximately fifty-nine thousand three hundred thirty-seven (59,337) rentable square feet of space located on the first, fourth and fifth floors of the Building (the “Third Amendment Expansion Premises”) upon all of the terms and conditions contained in the Lease, as amended by this Amendment. The Third Amendment Expansion Premises is depicted on Exhibit A attached hereto and incorporated herein by this reference. Effective as of: (i) the Effective Date, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises and Second Floor Space; (ii) June 1, 2015, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space and Third Floor Space; and (iii) March 1, 2017, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space and the Third Amendment Expansion Premises. Landlord and Tenant agree that the Premises: (i) as of the Effective Date, contains a total of approximately eighteen thousand four hundred fifty-two (18,452) rentable square feet of space; (ii) as of June 1, 2015, shall contain a total of approximately twenty-three thousand eight hundred eighty-one (23,881) rentable square feet of space; and (iii) as of March 1, 2017, shall contain a total of approximately eighty-three thousand two hundred eighteen (83,218) rentable square feet of space.

(b) Landlord has no obligation to make any improvements to the Third Amendment Expansion Premises, and Tenant accepts the Third Amendment Expansion Premises in “as-is, where is” condition.

(c) The Initial Term of Tenant’s lease of the Third Amendment Expansion Premises shall expire co-terminously with the Expiration Date for the remainder of the Premises, as further described in Section 4 below.

4.	Term. The Initial Term of Tenant’s lease of the Premises currently expires on February 28, 2017. Landlord and Tenant hereby extend the expiration date of the Initial Term of the Lease until February 28, 2018. Tenant shall be entitled to extend the Initial Term with respect to the entire Premises (i.e., 83,218 rentable square feet) for two (2) consecutive three (3) year periods pursuant to the terms and conditions contained in Section 4 of the First Amendment.

2

5.	Monthly Base Rent and Additional Rent.

(a) Effective as of March 1, 2017, Tenant agrees to pay to Landlord in advance on the first day of each month for the remainder of the Initial Term, without any notice, demand, offset or reduction whatsoever, Monthly Base Rent for the entire Premises (i.e., 83,218 rentable square feet) as follows:

Portion of Initial Term	Monthly Base Rent Per Rentable Square Foot	Monthly Payments of Monthly Base Rent
March 1, 2017 – February 28, 2018	$27.50	$190,707.92

Tenant shall pay the above stated Monthly Base Rent to Landlord on or before the first (1st) day of each calendar month in accordance with the terms of the Lease.

(b) Effective as of March 1, 2017, Tenant shall pay Tenant’s Percentage Share (as defined in the Lease) of the Operating Cost Adjustment (as defined in the Lease) for the entire Premises (i.e., 83,218 rentable square feet) in accordance with the terms of the Lease. Pursuant to the terms of the Original Lease, the Base Year shall be 2015.

6.	Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Richard Ellis – Raleigh, LLC, Landlord’s broker (the “Landlord’s Broker”), and DTZ, Tenant’s broker (the “Tenant’s Broker”, and collectively with the Landlord’s Broker, the “Brokers”) in negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this Amendment.

7.

Ratification; Miscellaneous. The Lease, as amended by this Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As amended by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Amendment conflict with the terms in the Lease, those in this Amendment shall control. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be

3

illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect. Landlord and Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Amendment.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By: HEITMAN/VCAC MANAGER LLC, a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

5

Exhibit A

DEPICTION OF THIRD AMENDMENT EXPANSION PREMISES

A-1

Approx 25,714 RSF

VENTURE CENTER	FOURTH FLOOR	HagerSmith DESIGN PA
VENTURE III	LED PLAN	

Architecture
Landscape Architecture
Planning Interior Design

300 South Dawson Street
Raleigh, North Carolina 27602
Fax. 919.828.4050
www.hagersmith.com
919.821.5547

© Copyright 2013

A-2

STATE OF NORTH CAROLINA	FOURTH AMENDMENT TO
LEASE
COUNTY OF WAKE

This FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of the      day of                     , 2016 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Original Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Original Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Original Lease as the “Third Floor Space”), both located in the office building known as the Venture III Building of the Venture Center (defined in the Original Lease as the “Building”), as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 11, 2013 (the “First Amendment”), pursuant to which Tenant leased an additional approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space known as Suite 201 and located on the second (2nd) floor of the Building (defined in the First Amendment as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Second Amendment to Office Lease dated September 15, 2014 (the “Second Amendment”), and that certain Third Amendment to Lease dated May 15, 2015 (the “Third Amendment,” and collectively with the Original Lease, First Amendment, Second Amendment and Third Amendment, the “Lease”), pursuant to which (amongst other things) Tenant leased an additional approximately one thousand nine hundred forty-eight (1,948) rentable square feet of space located on the second (2nd) floor of the Building and known as Suite 250 (defined in the Second Amendment as the “Second Amendment Expansion Premises”) and approximately fifty-nine thousand three hundred thirty-seven (59,337) rentable square feet of space located on the first, fourth and fifth floors of the Building (defined in the Third Amendment as the “Third Amendment Expansion Premises”); and

WHEREAS, Tenant currently subleases approximately four thousand three hundred eighty-seven (4,387) rentable square feet of space on the third (3rd) floor of the Building from Allied Telesis (the “Fourth Amendment Expansion Premises”), and such sublease has a term that expires on March 31, 2019; Landlord and Tenant have agreed that effective as of April 1, 2019, Tenant shall lease the Fourth Amendment Expansion Premises directly from Landlord, pursuant to the terms and conditions more particularly described herein; and

WHEREAS, Landlord and Tenant have agreed to extend the Initial Term of the Lease for two (2) years, and Landlord has agreed to grant Tenant one (1) option to further extend the Initial Term for one (1) year, all pursuant to the terms and conditions contained in this Amendment; and

WHEREAS, Landlord and Tenant have agreed to execute this Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this Amendment shall be construed in light thereof.

2.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

3.	Lease of Additional Suite. (a) Effective as of April 1, 2019, Landlord leases to Tenant, and Tenant accepts and leases from Landlord, the Fourth Amendment Expansion Premises upon all of the terms and conditions contained in the Lease, as amended by this Amendment. The Fourth Amendment Expansion Premises is depicted on Exhibit A attached hereto and incorporated herein by this reference. Effective as of: (i) the Effective Date, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space and Third Floor Space; (ii) March 1, 2017, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space and the Third Amendment Expansion Premises; and (iii) April 1, 2019, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space, Third Amendment Expansion Premises and the Fourth Amendment Expansion Premises. Landlord and Tenant agree that the Premises: (1) as of the Effective Date, contains a total of approximately twenty-three thousand eight hundred eighty-one (23,881) rentable square feet of space; (2) as of March 1, 2017, shall contain a total of approximately eighty-three thousand two hundred eighteen (83,218) rentable square feet of space; and (3) as of April 1, 2019, shall contain a total of eighty-seven thousand six hundred five (87,605) rentable square feet of space.

(b) Landlord has no obligation to make any improvements to the Fourth Amendment Expansion Premises, and Tenant accepts the Fourth Amendment Expansion Premises in “as-is, where is” condition.

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(c) The Initial Term of Tenant’s lease of the Fourth Amendment Expansion Premises shall expire co-terminously with the Expiration Date for the remainder of the Premises, as further described in Section 4 below.

4.	Term; Renewal Option.

(a) The Initial Term of Tenant’s lease of the Premises currently expires on February 28, 2018. Landlord and Tenant hereby extend the expiration date of the Initial Term of the Lease until February 29, 2020.

(b) Provided that no event of default is in existence at the time the option is exercised, Tenant shall have one (1) option to extend the Initial Term for one (1) year (the “Option Term”), which right may only be exercised for the entire Premises (i.e., 87,605 rentable square feet). If an event of default exists as of the date the Option Term is to commence, then notwithstanding the foregoing, Landlord, at its option, shall have the right to nullify and void Tenant’s exercise of the extension option by providing Tenant with written notice thereof, and thereafter the Lease shall expire on February 29, 2020 as if Tenant had never exercised its extension option. The Option Term shall be upon the same terms and conditions contained in the Lease, as amended by this Amendment, except (i) Tenant shall not have any further option to extend, (ii) any improvement allowances or other concessions under the Lease shall not apply to the Option Term, and (iii) the Monthly Base Rent during the Option Term shall be equal to $206,820.80 per month. Tenant shall exercise such option by delivering to Landlord, no later than February 28, 2019, written notice of Tenant’s desire to exercise its extension option, time being of the essence. Tenant’s failure to properly exercise its option shall be deemed a waiver of such option.

For the purpose of clarity, the foregoing renewal option is Tenant’s only option to renew or extend the Initial Term, and all other renewal and extension options contained in the Lease (including, without limitation, the renewal options contained in Section 2.02.B. of the Original Lease, Section 4 of the First Amendment, and Section 4 of the Third Amendment) are hereby deleted in their entirety and of no further force or effect.

5.	Monthly Base Rent and Additional Rent.

(a) Effective as of March 1, 2018, Tenant agrees to pay to Landlord in advance on the first day of each month for the remainder of the Initial Term, without any notice, demand, offset or reduction whatsoever, Monthly Base Rent for the entire Premises (the applicable rentable square footages are specified below) as follows:

Portion of Initial Term	Size of Premises	Monthly Base Rent Per Rentable Square Foot	Monthly Payments of Monthly Base Rent
March 1, 2018 – March 31, 2019	83,218 rsf	$27.50	$190,707.92
April 1, 2019 – February 29, 2020	87,605 rsf	$27.50	$200,761.46

3

Tenant shall pay the above stated Monthly Base Rent to Landlord on or before the first (1st) day of each calendar month in accordance with the terms of the Lease.

(b) Effective as of April 1, 2019, Tenant shall pay Tenant’s Percentage Share (as defined in the Lease) of the Operating Cost Adjustment (as defined in the Lease) for the entire Premises (i.e., 87,605 rentable square feet) in accordance with the terms of the Lease. Pursuant to the terms of the Original Lease, the Base Year shall be 2015.

6.	Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Richard Ellis – Raleigh, LLC, Landlord’s broker (the “Broker”) in negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this Amendment.

7.	Ratification; Miscellaneous. The Lease, as amended by this Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As amended by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Amendment conflict with the terms in the Lease, those in this Amendment shall control. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect. Landlord and Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Amendment.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By: HEITMAN/VCAC MANAGER LLC,
a Delaware limited liability company, its Manager

By:	/s/ Steven E. Lieb
Name:	Steven E. Lieb
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

5

Exhibit A

DEPICTION OF FOURTH AMENDMENT EXPANSION PREMISES

VENTURE CENTER

VENTURE III

THIRD FLOOR

LED PLAN

HagerSmith
DESIGN PA

Architecture
Landscape Architecture
Planning/Interior Design

www.hagersmith.com

EXHIBIT A

FOURTH AMENDMENT EXPANSION PREMISES
+/- 4,387 RSF

A-1

STATE OF NORTH CAROLINA	FIFTH AMENDMENT TO
LEASE
COUNTY OF WAKE

This FIFTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of the      day of September, 2016 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Original Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Original Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Original Lease as the “Third Floor Space”), both located in the office building known as the Venture III Building of the Venture Center (the “Venture III Building”), as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 11, 2013 (the “First Amendment”), pursuant to which Tenant leased an additional approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space known as Suite 201 and located on the second (2nd) floor of the Building (defined in the First Amendment as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Second Amendment to Office Lease dated September 15, 2014 (the “Second Amendment”), and that certain Third Amendment to Lease dated May 15, 2015 (the “Third Amendment”), pursuant to which (amongst other things) Tenant leased an additional approximately one thousand nine hundred forty-eight (1,948) rentable square feet of space located on the second (2nd) floor of the Building and known as Suite 250 (defined in the Second Amendment as the “Second Amendment Expansion Premises”) and approximately fifty-nine thousand three hundred thirty-seven (59,337) rentable square feet of space located on the first, fourth and fifth floors of the Building (defined in the Third Amendment as the “Third Amendment Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Fourth Amendment to Lease dated March 21, 2016 (the “Fourth Amendment,” and collectively with the Original Lease, First Amendment, Second Amendment and Third Amendment, the “Lease”), pursuant to which Tenant agreed to lease certain space on the third (3rd) floor of the Building containing four thousand three hundred eighty-seven (4,387) rentable square feet (defined in the Fourth Amendment as the “Fourth Amendment Expansion Premises”, and collectively with the Second Floor Space, the Third Floor Space, Expansion Premises, Second Amendment Expansion Premises and Third Amendment Expansion Premises, the “Venture III Premises”), effective as of April 1, 2019; and

WHEREAS, Landlord and Tenant have now agreed that Tenant shall lease additional space containing approximately seventeen thousand seventy-three (17,073) rentable square feet on the third (3rd) floor and twenty-three thousand five hundred eighty-four (23,584) rentable square feet on the fourth (4th) floor (collectively, the “Venture I Premises”, which contains an aggregate of forty thousand six hundred fifty-seven (40,657) rentable square feet) of that certain office building in the Venture Center known as the Venture I building and located at 940 Main Campus Drive, Raleigh, North Carolina 27606 (the “Venture I Building”), pursuant to the terms and conditions contained herein; Landlord is the owner of the Venture I Building; and

WHEREAS, Landlord and Tenant have agreed that the term of Tenant’s lease of the Venture I Premises shall be sixty-three (63) months, and have also agreed to extend the term for the Venture III Premises to expire conterminously, pursuant to the terms and conditions contained in this Amendment; and

WHEREAS, Landlord and Tenant have agreed to execute this Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

8.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this Amendment shall be construed in light thereof.

9.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

10.	Lease of Venture III Premises. (a) Effective as of the Venture I Commencement Date (defined below), Landlord leases to Tenant, and Tenant accepts and leases from Landlord, the Venture I Premises upon all of the terms and conditions contained in the Lease, as amended by this Amendment. The Venture I Premises is depicted on Exhibit A attached hereto and incorporated herein by this reference. For the purposes hereof, the “Venture I Commencement Date” shall mean the date that is the later to occur of (i) Substantial Completion (as defined in the Work Letter attached hereto as Exhibit B and incorporated herein by reference) of the Leasehold Improvements and delivery of the Venture I Premises to Tenant, and (ii) January 1, 2017. The parties anticipate that Substantial Completion of the Leasehold Improvements will occur on or around January 1, 2017. Following the Venture I Commencement Date, all references in the Lease to the “Building” or “building” shall be deemed references to both the Venture I Building and the Venture III Building, unless the context clearly requires otherwise.

2

(b) Subject to Tenant Delay (as defined in Exhibit B) and delays caused by force majeure, Landlord shall cause the improvements to be made to the Venture I Premises and Venture III Premises that are described on Exhibit B attached hereto and incorporated herein by this reference (the “Landlord’s Work”) on or before the Venture I Commencement Date. Except for the Landlord’s Work, Landlord has no obligation to make any improvements to the Venture I Premises or the Venture III Premises.

11.	Square Footage of Premises.

(a) For the Venture III Premises, effective as of: (i) the Effective Date, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space and Third Floor Space; (ii) March 1, 2017, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space and the Third Amendment Expansion Premises; and (iii) April 1, 2019, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space, Third Amendment Expansion Premises and the Fourth Amendment Expansion Premises. Landlord and Tenant agree that the Premises: (1) as of the Effective Date, contains a total of approximately twenty-three thousand eight hundred eighty-one (23,881) rentable square feet of space; (2) as of March 1, 2017, shall contain a total of approximately eighty-three thousand two hundred eighteen (83,218) rentable square feet of space; and (3) as of April 1, 2019, shall contain a total of eighty-seven thousand six hundred five (87,605) rentable square feet of space.

(b) Effective as of the Venture I Commencement Date, all references to the terms “premises, “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to include the Venture I Premises. Assuming the Venture I Commencement Date occurs on January 1, 2017, then effective as of (i) January 1, 2017, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space and Venture I Premises, (ii) March 1, 2017, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space, Third Amendment Expansion Premises and Venture I Premises; and (iii) April 1, 2019, all references to the terms “premises,” “Premises,” and “Tenant’s Space” contained in the Lease shall be deemed to refer to the Second Amendment Expansion Premises, Expansion Premises, Second Floor Space, Third Floor Space, Third Amendment Expansion Premises, Fourth Amendment Expansion Premises and Venture I Premises. Landlord and Tenant agree that, assuming the Venture I Commencement Date occurs on January 1, 2017, the Premises: (1) as of the Effective Date, contains a total of approximately twenty-three thousand eight hundred eighty-one (23,881) rentable square feet of space; (2) as of January 1, 2017 shall contain a total of approximately sixty-four

3

thousand five hundred thirty-eight (64,538) rentable square feet of space; (3) as of March 1, 2017, shall contain a total of approximately one hundred twenty-three thousand eight hundred seventy-five (123,875) rentable square feet of space; and (4) as of April 1, 2019, shall contain a total of one hundred twenty-eight thousand two hundred sixty-two (128,262) rentable square feet of space.

12.	Term; Renewal Option.

(a) The Initial Term of Tenant’s lease of the Premises currently expires on February 29, 2020. Landlord and Tenant hereby extend the expiration date of the Initial Term of the Lease until the date that is sixty-three (63) months following the Venture I Commencement Date. Following the Venture I Commencement Date, Landlord and Tenant shall execute an agreement to memorialize the expiration date of the Lease Term.

(b) All renewal and extension options contained in the Lease (including, without limitation, the renewal options contained in Section 2.02.B. of the Original Lease, Section 4 of the First Amendment, Section 4 of the Third Amendment and Section 4 of the Fourth Amendment) are hereby deleted in their entirety and of no further force or effect.

13.	Monthly Base Rent and Additional Rent.

(a) For the Venture III Premises, until March 1, 2020 Tenant shall continue to pay Monthly Base Rent in accordance with the terms of the Lease. Effective as of March 1, 2020, the square footage of the Venture III Premises shall be included within the Monthly Base Rent calculation contained in Section 6(b) below.

(b) For the Venture I Premises, Tenant agrees to pay to Landlord in advance on the first day of each month, without any notice, demand, offset or reduction whatsoever, Monthly Base Rent as follows:

Months Following the Venture I Commencement Date	Square Footage of Venture I Premises	Monthly Base Rent Per Rentable Square Foot	Monthly Payments of Monthly Base Rent
Months 1 - 12	40,657	$27.25	$92,325.27	*
Months 13 - 24	40,657	$27.80	$94,188.71	**
Months 25 - 36	40,657	$28.35	$96,052.16	**
Months 37 - 48	40,657	$28.92	$97,983.37	**
Months 49 - 63	40,657	$29.50	$99,948.45	**

4

*	Notwithstanding the foregoing, Monthly Base Rent shall be conditionally abated for the Venture I Premises only (but not for the Venture III Premises) for the first three (3) months following the Venture I Commencement Date. If Tenant shall default under the Lease at any time, then Tenant shall immediately pay Landlord all abated Monthly Base Rent (i.e., $276,975.81), in addition to all other remedies of Landlord.

**	For that portion of the Initial Term commencing on March 1, 2020, these Monthly Base Rent figures shall be adjusted as applicable to include the square footage of the Venture III Premises. For example, if March 1, 2020 falls during the thirty-ninth (39th) month following the Venture I Commencement Date, then for that month Monthly Base Rent for the entire Premises shall be computed as follows: $28.92 (psf rate) times 128,262 (square footage of entire Premises) = $309,111.42.

Tenant shall pay the above stated Monthly Base Rent to Landlord on or before the first (1st) day of each calendar month in accordance with the terms of the Lease.

(b) Tenant shall pay Tenant’s Percentage Share (as defined in the Lease) of the Operating Cost Adjustment (as defined in the Lease) for the entire Premises in accordance with the terms of the Lease; provided, however, that effective as of the Venture I Commencement Date, the Base Year for the entire Premises shall be 2017.

14.	Parking. Effective as of the Venture I Commencement Date, Section 5 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything contained in this Lease, Tenant shall not utilize more than 4 parking spaces in the Common Areas per 1,000 square feet of rentable square feet in the Premises. Further, Tenant may request in writing that Landlord provide up to an additional one hundred fifty (150) parking spaces (the “Additional Parking Spaces”) and Landlord may provide the Additional Parking Spaces upon receipt of such written request. Tenant shall initially pay $30.00 per card per month for such Additional Parking Spaces. Landlord may increase such monthly parking card fee upon thirty (30) days advance written notice to Tenant, provided Landlord may not increase the fee more than one (1) time per calendar year, and each yearly increase amount shall not exceed three percent (3%) of the amount of the fee for the previous year. Notwithstanding the foregoing, Landlord may revoke Additional Parking Spaces previously granted to Tenant at any time, in Landlord’s sole discretion.”

15.

Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Richard Ellis – Raleigh, LLC, Landlord’s broker (the “Broker”) in negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or

5

expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this Amendment.

16.	Ratification; Miscellaneous. The Lease, as amended by this Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As amended by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Amendment conflict with the terms in the Lease, those in this Amendment shall control. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect. Landlord and Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Amendment.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC,
a Delaware limited liability company

By: HEITMAN/VCAC MANAGER LLC,
a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

7

Exhibit A

DEPICTION OF VENTURE I PREMISES

Exhibit A

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the construction of the Leasehold Improvements by Landlord in the Expansion Premises.

ARTICLE 1

DEFINITIONS

1.01 “Approved Construction Drawings” means the Construction Drawings approved by Landlord pursuant to the process set forth in Article 2 below.

1.02 “Approved Space Plan” means the Space Plan approved by Landlord pursuant to the process set forth in Article 2 below.

1.03 “Architect” means the architect selected by Landlord, subject to Tenant’s reasonable approval, to prepare the Construction Drawings.

1.04 “Change Order” means any change, modification or addition to the Approved Construction Drawings.

1.05 “Construction Drawings” means: (a) detailed architectural drawings and specifications for Tenant’s partition plan, demolition plan, reflected ceiling plan, power, communication and telephone plan (locating of data and telephone outlets with pull boxes only), electrical outlets, finish plan, elevations, details and sections; and (b) mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to Building systems.

1.06 “Contractor” means the contractor selected by Landlord, subject to Tenant’s reasonable approval, to construct the Leasehold Improvements.

1.07 “Landlord’s Representative” means CB Richard Ellis—Raleigh, who Landlord has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Tenant, has full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

1.08 “Leasehold Improvements” means the improvements constructed and installed in the Venture I Premises and/or the Venture III Premises in accordance with the Approved Construction Drawings.

1.09 “Legal Requirement(s)” means, either individually or collectively, any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

1.10 “Punch List” shall have the meaning defined in Section 4.04(c) hereof.

1.11 “Space Plan” means a preliminary architectural drawing showing all demising walls, corridors, entrances, exits, doors and interior partitions.

1.12 “Substantial Completion” shall occur when the Leasehold Improvements have been substantially completed in accordance with the Approved Construction Drawings (other than minor Punch List items and any work which cannot be completed on such date, provided such incompletion will not substantially interfere with Tenant’s use of the Venture I Premises or the Venture III Premises) and, if required for occupancy, a Certificate of Occupancy (temporary or final) has been issued by the appropriate governmental authority.

1.13 “Tenant’s Construction Costs” shall have the meaning defined in Section 4.02(a) hereof.

1.14 “Tenant’s Construction Costs Deposit” shall have the meaning defined in Section 4.02(b)(i) hereof.

1.15 “Tenant Expenditure Authorization” or “T.E.A.” means an authorization by Tenant to Landlord to expend funds on behalf of Tenant for the Leasehold Improvements, to be given on a written form in the form of that attached hereto as Schedule 1.

1.16 “Tenant Delay” shall have the meaning defined in Section 4.02(a) hereof.

1.17 “Tenant Improvement Allowance” means the allowance of Two Million Eight Thousand One Hundred Fifty-Five and No/100 Dollars ($2,008,155.00), to be provided by Landlord as set forth in Section 3.01 below.

1.18 “Tenant’s Representative” means Kade Ross, who Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Landlord, has full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant’s Representative is authorized to execute and deliver on behalf of Tenant any and all documents required by this Work Letter. Tenant hereby warrants and represents to Landlord that Tenant’s Representative has all of the requisite power and authority to execute and deliver such documents and that Tenant shall be bound by the execution of such documents on behalf of Tenant by Tenant’s Representative.

ARTICLE 2

SCHEDULE

Landlord and Tenant hereby agree that time is of the essence and that the sequence and schedule specified below shall be strictly adhered to with respect to the design and development of the Construction Drawings and the construction of the Leasehold Improvements.

2.01 Space Plan. Landlord shall cause the Architect to submit the Space Plan to Tenant for Tenant’s review and approval within a reasonable period of time following execution of this Lease. Within five (5) business days after Tenant receives the Space Plan, Tenant shall, in its reasonable discretion, approve or disapprove the Space Plan. If Tenant disapproves the Space Plan, Tenant shall return the Space Plan to Landlord, along with a statement setting forth the grounds for the disapproval. In such event, Landlord shall make such changes as are acceptable to Landlord and shall then re-submit the revised Space Plan to Tenant. This procedure shall be repeated until Tenant has delivered to Landlord written approval of the Space Plan. When approved by Tenant and Landlord, the Space Plan shall be deemed to be the Approved Space Plan.

2.04 Construction Drawings; Bids; Selection of Contractor; T.E.A.

(a) Landlord shall direct the Architect to begin preparation of Construction Drawings. Within five (5) business days after its receipt of the Construction Drawings, Tenant shall notify Landlord in writing of its approval or disapproval, stating in reasonable detail the reasons for any disapproval.

(b) If Tenant disapproves the Construction Drawings, Landlord shall then resubmit revised Construction Drawings to Tenant containing such changes as are acceptable to Landlord, and Tenant shall approve or disapprove the revised Construction Drawings within two (2) business days after its receipt thereof, stating in reasonable detail the reasons for any disapproval.

(c) The foregoing process shall be repeated as many times as are necessary in order to obtain Construction Drawings which are approved by Landlord and Tenant. When approved by Landlord and Tenant, the Construction Drawings shall be deemed to be the Approved Construction Drawings.

(d) Notwithstanding any changes which it desires to effectuate in the Construction Drawings prior to their approval, or revisions which must be made to the Construction Drawings, if Tenant fails to approve the Construction Drawings on or before ten (10) days following the first date upon which they are originally submitted to Tenant by Landlord, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

(e) Within five (5) business days after Landlord’s receipt of the Approved Construction Drawings, Landlord shall submit the Approved Construction Drawings to the Contractor and obtain, within a reasonable time period, a bid for constructing the Leasehold Improvements in accordance with the Approved Construction Drawings. Upon request of Landlord, Tenant shall execute and deliver to Landlord the T.E.A. and such other documents as Landlord may reasonably request to confirm the selection bid of the Contractor. Notwithstanding any renegotiation of bids Tenant wishes to pursue, if Tenant fails to approve the bid from the Contractor and execute and deliver the T.E.A. on or before the date which is five (5) business days following its receipt of the bid, then this failure shall be deemed a “Tenant Delay” pursuant to Article 5 below.

2.03 Change Orders.

(a) All changes requested by Tenant shall require Landlord’s prior written consent, not to be unreasonably withheld. Any Contractor-initiated Change Order must be reviewed and approved by Landlord and Tenant, which review and approval will not be unreasonably withheld. Landlord shall have three (3) business days after Landlord’s receipt of any Change Order to approve or disapprove such Change Order. If Landlord approves such Change Order, and if such Change Order increases or decreases the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised bid evidencing the total costs of such Change Order, which will include any amounts incurred by Landlord in reviewing the requested changes and revising the Approved Construction Drawings.

(b) Should any Change Order modify the Approved Construction Drawings, Tenant shall pay all additional costs thereby incurred by Landlord. All revised or additional Construction Drawings are subject to Landlord’s prior review and written approval. If and when approved by Landlord, such revised or additional Construction Drawings shall be deemed to be a part of the Approved Construction Drawings.

(c) Prior to commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order, Tenant shall execute and deliver to Landlord a revised T.E.A. reflecting any increases or decreases in the cost to Landlord of constructing the Leasehold Improvements.

2.04 Legal Requirements. All design, construction and installation shall conform to the requirements of the Lease, and all Legal Requirements. Landlord shall be responsible for obtaining approval of the Approved Construction Drawings by all governmental agencies having jurisdiction over the Premises and for obtaining all necessary licenses and permits in connection with the Leasehold Improvements, including temporary and permanent certificates of occupancy for the Venture I Premises and the Venture III Premises. Tenant shall reasonably cooperate with Landlord in obtaining such approvals and permits.

2.05 Materials and Workmanship. All work and materials required under the Approved Construction Drawings, including all materials, finishes and workmanship shall be equal to, or of a quality superior to, Building standard. Except as approved by Landlord, all materials incorporated in the Leasehold Improvements shall be new.

2.06 Field Verification. Architect shall verify at the job site all dimensions, locations and structural members and any physical conditions affecting the Construction Drawings.

ARTICLE 3

LANDLORD’S OBLIGATIONS

3.01 Tenant Improvement Allowance. Landlord shall contribute the Tenant Improvement Allowance towards the cost of constructing the Leasehold Improvements in the Venture I Premises and/or the Venture III Premises. The Tenant Improvement Allowance must be used only for the actual out-of-pocket costs (hard and soft) of constructing the Leasehold Improvements in the Venture I Premises and/or the Venture III Premises from concrete slab to concrete deck. Landlord will apply the Tenant Improvement Allowance to pay the cost of constructing the Leasehold Improvements, as such costs are incurred. After the Tenant Improvement Allowance has been exhausted, Landlord will apply Tenant’s Construction Costs Deposit to pay Tenant’s Construction Costs as such costs are incurred. Any unused portion of the Tenant Improvement Allowance shall be retained by Landlord. Any unused portion of Tenant’s Construction Costs Deposit shall be refunded to Tenant.

3.02 Intentionally omitted.

3.03 Intentionally omitted.

3.04 Coordination. Unless otherwise agreed in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Contractor under a contract with Landlord and under the sole direction of Landlord. Tenant shall cooperate with Landlord, Contractor and the Architect to promote the efficient and expeditious completion of such work. All work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installation of draperies, furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Tenant at Tenant’s expense.

3.05 Commencement of Construction. Landlord shall have no obligation to commence or to allow commencement of construction or installation of the Leasehold Improvements in the Venture I Premises or the Venture III Premises until:

(a) Tenant has delivered to Landlord the Approved Construction Drawings, if applicable, initialed by Tenant’s Representative and Landlord’s Representative, and the executed T.E.A., and Tenant has approved the selection of the Contractor and the bid in writing, all as required pursuant to Section 2.02 above;

(b) Landlord has received from Tenant payment of all Rent then due under the Lease; and

(c) Landlord has received from Tenant payment of Tenant’s Construction Costs Deposit, if any.

3.06 Commencement of Change Orders. Landlord shall have no obligation to commence or to allow commencement of construction or installation of any of the Leasehold Improvements provided in any Change Order until Landlord has received from Tenant payment of the required addition to Tenant’s Construction Costs Deposit, if any, and the executed revised T.E.A., as provided in Section 2.03(c) above, with respect to such Change Order.

3.07 Substitutions. Landlord, upon prior notice to Tenant, reserves the right to make reasonable substitutions of equal or better quality and value in the event of unavailability of materials or due to field conditions.

ARTICLE 4

TENANT’S OBLIGATIONS

4.01 Leasehold Improvements. All work required by the Approved Construction Drawings shall be considered part of the Leasehold Improvements.

4.02 Payments.

(a) Tenant shall be responsible for payment of the following to the extent such costs exceed the Tenant Improvement Allowance:

(i) The costs of preparation of the Construction Drawings and all costs to complete the construction of the Leasehold Improvements, including but not limited to the cost of all labor and materials supplied by the Contractor and Landlord and their respective material suppliers, independent contractors and subcontractors to construct and complete the Leasehold Improvements, including but not limited to the cost of any Change Orders, and Contractor’s profit and overhead expenses.

(ii) Intentionally omitted.

The costs set forth in this Section 4.02(a) are collectively referred to herein as “Tenant’s Construction Costs.”

(b) Tenant shall pay Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, as follows:

(i) On the date of execution of the T.E.A., Tenant shall pay to Landlord one hundred percent (100%) of the amount by which the amount indicated on the T.E.A. exceeds the Tenant Improvement Allowance (“Tenant’s Construction Costs Deposit”);

(ii) On the date of approval by Landlord of any Change Order which increases or decreases the cost of the Leasehold Improvements, Tenant shall execute a revised T.E.A., as provided in Section 2.03(c) above, evidencing such increased or decreased cost and shall deposit with Landlord, as an addition to Tenant’s Construction Costs Deposit, one hundred percent (100%) of the amount of the increased or decreased costs represented by such Change Order;

(iii) Tenant shall pay to Landlord, upon Substantial Completion of the Leasehold Improvements, the remainder, if any, of Tenant’s Construction Costs, plus any other costs owing by Tenant to Landlord in connection with the construction of the Leasehold Improvements, such amount to be indicated on a statement delivered by Landlord to Tenant and paid by Tenant. The amount shown on such statement shall be paid by Tenant within ten (10) days after receipt of such statement.

(c) Tenant agrees that in the event it fails to make any payment required in this Work Letter in a timely manner, Landlord, in addition to any and all other remedies allowed to Landlord by law or in equity, shall have the same rights and remedies against Tenant as in the case of a default in payment of Rent under the Lease.

4.03 Intentionally Deleted.

4.04 General Provisions.

(a) This Work Letter shall not be deemed applicable to:

(i) any portion of the Premises other than the Venture I Premises and/or the Venture III Premises;

(ii) any space other than the Venture I Premises and/or the Venture III Premises which is subsequently added to the Premises under the Lease, whether by any option or right under the Lease, including expansion options, rights of first offer and rights of first opportunity, or otherwise;

(iii) any portion of the Premises or any additions thereto in the event of a renewal or extension of the Term of the Lease, whether by any option or right under the Lease, including extension or renewal options, or otherwise, unless expressly provided in the Lease or any amendment thereto; or

(iv) any portion of the Premises which has been assigned or subleased by Tenant.

(b) Any changes to the Approved Space Plan or the Approved Construction Drawings, or any additional work required by any governmental agencies having jurisdiction over the Building or any aspect of the completion of the Leasehold Improvements may be complied with by Landlord and/or Contractor. Such changes and/or additional work shall not be deemed to be a violation of the Approved Space Plan, the Approved Construction Drawings or any other provision of this Work Letter and shall be accepted by Tenant. If such changes and/or additional work increase or decrease the cost to Landlord of constructing the Leasehold Improvements, Landlord shall prepare and deliver to Tenant a revised T.E.A. and a Change Order evidencing the total cost of such changes and/or additional work.

(c) Notwithstanding any provisions to the contrary contained in this Lease, within thirty (30) days following Substantial Completion of the Leasehold Improvements, Tenant shall submit to Landlord a written itemization (the “Punch List”) of items of construction that were not properly completed. Upon receipt of the Punch List, Landlord shall cause such items to be corrected or completed. Upon completion of all items in the Punch List and at the request of Landlord, Tenant shall execute a document acknowledging the date upon which all Punch List items were completed.

(d) Tenant’s sole and exclusive remedy against Landlord for any defects in material or workmanship shall be to notify Landlord thereof, and then Landlord shall use commercially reasonable efforts to enforce the warranty given by the Contractor (which shall be a one (1) year warranty following Substantial Completion). Notwithstanding the foregoing, Landlord shall have no obligation to repair or replace such defects of material or workmanship unless Tenant submits written notice of such defects to Landlord within one (1) year after the Venture I Commencement Date. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE LEASEHOLD IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 4.04(d). TENANT’S SOLE REMEDY FOR THE BREACH OF ANY APPLICABLE WARRANTY SHALL BE THE REMEDY SET FORTH IN THIS SECTION 4.04(d). Tenant agrees that no other remedy, including, without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss shall be available to Tenant.

ARTICLE 5

TENANT DELAY

5.01 Tenant Delay. The term “Tenant Delay” shall mean each day that Substantial Completion of the Leasehold Improvements is delayed by any of the following:

(a) Tenant’s failure to respond, within the time periods prescribed by Landlord, to a request for information necessary for the completion of the Construction Drawings; or

(b) Failure for any reason to develop the Approved Construction Drawings by the dates prescribed herein; or

(c) Tenant’s failure to execute and deliver the T.E.A. by the date required in Section 2.02(e) above; or

(d) Tenant’s failure to pay the Rent as required in the Lease; or

(e) Tenant’s failure to pay Tenant’s Construction Costs Deposit by the date required in Section 4.02(b)(i) above; or

(f) Changes by Tenant in the Approved Construction Drawings or Change Orders; or

(g) Requirements by Tenant for materials, finishes or installations which are not Building standard, including but not limited to any delays caused by failure to obtain or to receive delivery or installation of any such non-Building standard materials in a timely manner; or

(h) Any interference by Tenant with the performance of the construction and installation of the Leasehold Improvements; or

(i) Delay by Tenant in delivering to Landlord an executed, revised T.E.A. and paying to Landlord an addition to Tenant’s Construction Costs Deposit required by a Change Order; or

(j) Any other cause which is defined as a Tenant Delay under this Work Letter or the Lease; or

(k) Changes to the base, shell and core of the Building required by the Approved Construction Drawings; or

(l) Any other acts or omissions of Tenant, or its agents, or employees.

The date that Substantial Completion actually occurs will be accelerated for all purposes of this Lease (including, without limitation, for determination of the Venture I Commencement Date and the obligation to pay Rent), on a day-for-day basis for each day of Tenant Delay.

Schedule 1

of

Exhibit “C”

TENANT EXPENDITURE AUTHORIZATION

Project:	Date:

T.E.A. #:

Distribution:	Prepared By:

Contractor:

Architect:

Rentable Square Feet:

Based On:

Architectural/Mechanical/Electrical/Structural Engineering Design Fees	$

Construction:	$
$
$
$

SUBTOTAL	$

Contingency	$

Total Estimated Project Cost	$

Tenant Improvement Allowance	$
Tenant’s Construction Costs Deposit	$

Total Now Due and Payable	$

Recommendation for Authorization:		Tenant Authorization:

Landlord’s Representative	Date	Tenant’s Representative	Date

C-1

STATE OF NORTH CAROLINA	SIXTH AMENDMENT TO LEASE

COUNTY OF WAKE

This SIXTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of the      day of November, 2016 (the “Effective Date”), by and between VENTURE CENTER LLC, a Delaware limited liability company (“Landlord”), and BANDWIDTH.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease dated January 22, 2013 (the “Original Lease”), with respect to approximately seven thousand six hundred fifty-two (7,652) rentable square feet on the second floor of the Building known as Suite 267 (defined in the Original Lease as the “Second Floor Space”), and approximately five thousand four hundred twenty-nine (5,429) rentable square feet on the third floor of the Building known as Suite 317 (defined in the Original Lease as the “Third Floor Space”), both located in the office building known as the Venture III Building of the Venture Center (the “Venture III Building”), as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 11, 2013 (the “First Amendment”), pursuant to which Tenant leased an additional approximately eight thousand eight hundred fifty-two (8,852) rentable square feet of space known as Suite 201 and located on the second (2nd) floor of the Building (defined in the First Amendment as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Second Amendment to Office Lease dated September 15, 2014 (the “Second Amendment”), and that certain Third Amendment to Lease dated May 15, 2015 (the “Third Amendment”), pursuant to which (amongst other things) Tenant leased an additional approximately one thousand nine hundred forty-eight (1,948) rentable square feet of space located on the second (2nd) floor of the Building and known as Suite 250 (defined in the Second Amendment as the “Second Amendment Expansion Premises”) and approximately fifty-nine thousand three hundred thirty-seven (59,337) rentable square feet of space located on the first, fourth and fifth floors of the Building (defined in the Third Amendment as the “Third Amendment Expansion Premises”); and

WHEREAS, Landlord and Tenant subsequently entered into that certain Fourth Amendment to Lease dated March 21, 2016 (the “Fourth Amendment”), pursuant to which Tenant agreed to lease certain space on the third (3rd) floor of the Building containing four thousand three hundred eighty-seven (4,387) rentable square feet (defined in the Fourth Amendment as the “Fourth Amendment Expansion Premises”, and collectively with the Second Floor Space, the Third Floor Space, Expansion Premises, Second Amendment Expansion Premises and Third Amendment Expansion Premises, the “Venture III Premises”), effective as of April 1, 2019; and

WHEREAS, Landlord and Tenant subsequently entered into that certain Fifth Amendment to Lease dated September 26, 2016 (the “Fifth Amendment,” and collectively with the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the “Lease”), pursuant to which the term of the Lease was extended and Tenant agreed to lease forty thousand six hundred fifty-seven (40,657) rentable square feet (defined in the Fifth Amendment as the “Venture I Premises”) in that certain office building in the Venture Center known as the Venture I building and located at 940 Main Campus Drive, Raleigh, North Carolina 27606 (the “Venture I Building”), pursuant to the terms and conditions contained therein; and

WHEREAS, pursuant to the work letter attached to the Fifth Amendment as Exhibit A, Landlord agreed to provide a Tenant Improvement Allowance to Tenant; and

WHEREAS, Landlord has now agreed to allow Tenant to use a portion of the Tenant Improvement Allowance towards the cost of purchasing and installing furniture, fixtures, equipment, and data cabling within the Venture I Premises and Venture III Premises, pursuant to the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant have agreed to execute this Amendment in order to memorialize the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Incorporation. The above recitals are true and complete and are incorporated herein by this reference, and this Amendment shall be construed in light thereof.

2.	Definitions. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

3.	Tenant Improvement Allowance. The following provision is hereby added to the end of Section 3.01 of the work letter attached to the Fifth Amendment as Exhibit A:

“Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Tenant shall have the right to use a portion of the Tenant Improvement Allowance not to exceed Four Hundred Forty-Eight Thousand Nine Hundred Seventeen and No/100 Dollars ($448,917.00) (the “Cap”) towards the cost of purchasing and installing furniture, fixtures, equipment and data cabling (collectively, the “Personal Items”) within the Venture I Premises and/or the Venture III Premises. Landlord shall reimburse Tenant for the cost of such Personal Items, up to the Cap, within thirty (30) days following receipt of an invoice therefor. The Personal Items shall be the property of Landlord, provided if Tenant satisfies all of its obligations under the Lease then at the end of the term Landlord shall transfer its interest therein to Tenant upon request.”

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4.	Brokers. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Richard Ellis – Raleigh, LLC, Landlord’s broker (the “Broker”) in negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting from Tenant’s breach of the foregoing representation. Landlord agrees to indemnify and hold Tenant harmless against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs of litigation), or any claim therefore, for any leasing or other commissions, fees, charges or payments resulting form or arising out of Landlord’s actions in connection with this Amendment.

5.	Ratification; Miscellaneous. The Lease, as amended by this Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Amendment shall remain in full force and effect and shall govern Tenant’s lease of the Premises. As amended by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Amendment conflict with the terms in the Lease, those in this Amendment shall control. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each of the parties. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect. Landlord and Tenant hereby represent and warrant to each other that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed effective as of the day and year first above written.

LANDLORD:

VENTURE CENTER LLC, a Delaware limited liability company

By:	HEITMAN/VCAC MANAGER LLC, a Delaware limited liability company, its Manager

By:	/s/ Theresa Ranck
Name:	Theresa Ranck
Its:	Vice President

TENANT:

BANDWIDTH.COM, INC., a Delaware corporation

By:	/s/ David Morken
Name:	David Morken
Its:	Chief Executive Officer

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